                        ALTERNATIVE LOAN TRUST 2007-11T1
                                 Issuing Entity

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                                  $587,626,182

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                              DATED MARCH 29, 2007

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-11T1
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2007

                                   ----------

     The issuing entity will issue 71 classes of certificates, 68 of which are offered pursuant to this free writing prospectus and the accompanying prospectus. The classes of offered certificates and the other certificates issued by the issuing entity, together with their initial class certificate balances or notional amounts, pass-through rates and initial ratings are listed in the tables beginning on page 6 in this free writing prospectus.

ISSUING ENTITY

Alternative Loan Trust 2007-11T1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

MORTGAGE INSURANCE PROVIDER

Radian Guaranty Inc., a Pennsylvania corporation, will provide a mortgage insurance policy that provides coverage if a borrower defaults on a covered loan as described in this free writing prospectus. Only a portion of the mortgage loans will be covered by the mortgage insurance policy.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of March 1, 2007 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about March 30, 2007.

THE MORTGAGE LOANS

The mortgage loans will consist of 30-year conventional fixed-rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                     $591,471,731
Geographic Concentrations in excess of 10%:
   California                                                  41.68%
Weighted Average Original LTV Ratio                            74.23%
Weighted Average Mortgage Rate                                 6.603%
Range of Mortgage Rates                              5.500% to 9.000%
Average Current Principal Balance                           $663,829
Range of Current Principal Balances           $420,000 to $2,570,000
Weighted Average Remaining Term to Maturity               360 months
Weighted Average FICO Credit Score                               707

Additional information regarding the mortgage loans is set forth in Annex A attached to this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                     INITIAL
                CLASS CERTIFICATE
             BALANCE/INITIAL NOTIONAL                                         INITIAL RATING   INITIAL RATING   INITIAL RATING
  CLASS             AMOUNT (1)                          TYPE                     (S&P) (2)       (FITCH) (2)     (MOODY'S) (2)
---------    ------------------------   -----------------------------------   --------------   --------------   --------------
OFFERED CERTIFICATES

Class A-1          $ 70,965,794              Senior/Fixed Pass-Through              AAA             AAA               Aaa
                                                  Rate/NAS/Super
                                               Senior/Depositable(3)

Class A-2          $163,237,909              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                            Rate/Planned Balance/Super
                                               Senior/Depositable(3)

Class A-3          $ 13,603,159              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                           Rate/Notional Amount/Interest
                                                Only/Depositable(3)

Class A-4          $ 21,000,000            Senior/Floating Pass-Through             AAA             AAA               Aaa
                                           Rate/Companion/ Super Senior

Class A-5          $ 21,000,000               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                        Amount/Interest Only/Depositable(3)

Class A-6          $ 53,000,000            Senior/Floating Pass-Through             AAA             AAA               Aaa
                                         Rate/Accretion Directed/Targeted
                                               Balance/Super Senior

Class A-7          $ 53,000,000               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                               Amount/Interest Only

Class A-8          $  3,500,000             Senior/Principal Only/Super             AAA             AAA               N/R
                                               Senior/Depositable(3)

Class A-9          $  5,913,816              Senior/Fixed Pass-Through              AAA             AAA               Aaa
                                           Rate/Notional Amount/Interest
                                                Only/Depositable(3)

Class A-10         $  1,452,000              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                              Rate/Accrual/Accretion
                                          Directed/Companion/Super Senior

Class A-11         $     25,000              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                              Rate/Accrual/Companion/
                                                   Super Senior

Class A-12         $ 44,450,793            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Accretion Directed/Targeted
                                        Balance/Super Senior/Depositable(3)

                     INITIAL
                CLASS CERTIFICATE
             BALANCE/INITIAL NOTIONAL                                         INITIAL RATING   INITIAL RATING   INITIAL RATING
  CLASS             AMOUNT (1)                          TYPE                     (S&P) (2)       (FITCH) (2)     (MOODY'S) (2)
---------    ------------------------   -----------------------------------   --------------   --------------   --------------
Class A-13         $ 44,450,793               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                        Amount/Interest Only/Depositable(3)

Class A-14         $149,275,822            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Depositable(3)

Class A-15         $149,275,822               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                        Amount/Interest Only/Depositable(3)

Class A-16         $ 24,879,304             Senior/Principal Only/Super             AAA             AAA               N/R
                                               Senior/Depositable(3)

Class A-17         $  3,879,600              Senior/Fixed Pass-Through              AAA             AAA               Aa1
                                           Rate/NAS/Super Senior/Support

Class A-18         $  7,408,466           Senior/Principal Only/Accretion           AAA             AAA               N/R
                                          Directed/Targeted Balance/Super
                                               Senior/Depositable(3)

Class A-19         $  5,307,409              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                              Rate/Accrual/Companion/
                                            Super Senior/Depositable(3)

Class A-20         $ 70,965,794              Senior/Fixed Pass-Through              AAA             AAA               Aaa
                                                  Rate/NAS/Super
                                              Senior/Exchangeable(3)

Class A-21         $ 70,965,794              Senior/Fixed Pass-Through              AAA             AAA               Aaa
                                                  Rate/NAS/Super
                                              Senior/Exchangeable(3)

Class A-22         $163,237,909              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                            Rate/Planned Balance/Super
                                              Senior/Exchangeable(3)

Class A-23         $163,237,909              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                            Rate/Planned Balance/Super
                                              Senior/Exchangeable(3)

Class A-24         $  7,408,466               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Accretion
                                          Directed/Targeted Balance/Super
                                              Senior/Exchangeable(3)

Class A-25         $ 57,166,668              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-26         $174,155,126              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

                     INITIAL
                CLASS CERTIFICATE
             BALANCE/INITIAL NOTIONAL                                         INITIAL RATING   INITIAL RATING   INITIAL RATING
  CLASS             AMOUNT (1)                          TYPE                     (S&P) (2)       (FITCH) (2)     (MOODY'S) (2)
---------    ------------------------   -----------------------------------   --------------   --------------   --------------
Class A-27         $  3,500,000               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-28         $ 24,879,304               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-29         $149,275,822            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-30         $149,275,822               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-31         $ 24,879,304               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-32         $149,275,822            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-33         $149,275,822               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-34         $ 24,879,304               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-35         $149,275,822            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-36         $149,275,822               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-37         $ 24,879,304               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-38         $149,275,822            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-39         $149,275,822               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-40         $ 24,879,304               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-41         $149,275,822            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

                     INITIAL
                CLASS CERTIFICATE
             BALANCE/INITIAL NOTIONAL                                         INITIAL RATING   INITIAL RATING   INITIAL RATING
  CLASS             AMOUNT (1)                          TYPE                     (S&P) (2)       (FITCH) (2)     (MOODY'S) (2)
---------    ------------------------   -----------------------------------   --------------   --------------   --------------
Class A-42         $149,275,822               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-43         $ 24,879,304               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-44         $160,758,577            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-45         $160,758,577               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-46         $ 13,396,549               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-47         $160,758,577            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-48         $160,758,577               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-49         $ 13,396,549               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-50         $160,758,577            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-51         $160,758,577               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-52         $ 13,396,549               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-53         $160,758,577            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-54         $160,758,577               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-55         $ 13,396,549               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

                     INITIAL
                CLASS CERTIFICATE
             BALANCE/INITIAL NOTIONAL                                         INITIAL RATING   INITIAL RATING   INITIAL RATING
  CLASS             AMOUNT (1)                          TYPE                     (S&P) (2)       (FITCH) (2)     (MOODY'S) (2)
---------    ------------------------   -----------------------------------   --------------   --------------   --------------
Class A-56         $160,758,577            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-57         $160,758,577               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-58         $ 13,396,549               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-59         $160,758,577            Senior/Floating Pass-Through             AAA             AAA               N/R
                                         Rate/Super Senior/Exchangeable(3)

Class A-60         $160,758,577               Senior/Inverse Floating               AAA             AAA               N/R
                                            Pass-Through Rate/Notional
                                                  Amount/Interest
                                               Only/Exchangeable(3)

Class A-61         $ 13,396,549               Senior/Inverse Floating               AAA             AAA               N/R
                                              Pass-Through Rate/Super
                                              Senior/Exchangeable(3)

Class A-62         $  9,767,622              Senior/Fixed Pass-Through              AAA             AAA               N/R
                                                 Rate/NAS/Support

Class X            $349,184,509            Senior/Variable Pass-Through             AAA             AAA               N/R
                                        Rate/Notional Amount/Interest Only

Class PO           $  8,184,363                Senior/Principal Only                AAA             AAA               N/R

Class A-R          $        100           Senior/Fixed Pass-Through Rate/           AAA             AAA               N/R
                                                     Residual

Class M            $ 13,308,000           Subordinate/Fixed Pass- Through           AA              N/R               N/R
                                                       Rate

Class B-1          $  5,323,000           Subordinate/Fixed Pass- Through            A              N/R               N/R
                                                       Rate

Class B-2          $  2,661,000           Subordinate/Fixed Pass- Through           BBB             N/R               N/R
                                                       Rate

NON-OFFERED CERTIFICATES (4)

Class B-3          $  1,775,000           Subordinate/Fixed Pass- Through
                                                       Rate

Class B-4          $  1,183,000           Subordinate/Fixed Pass- Through
                                                       Rate

Class B-5          $    887,548           Subordinate/Fixed Pass- Through
                                                       Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Certain proportions of the Depositable Certificates may be deposited in exchange for one or more classes of Exchangeable Certificates, as applicable, as described in this free writing prospectus under "Description of the Certificates--Exchangeable Certificates." The maximum initial class certificate balances or notional amounts of the exchangeable certificates are set forth in the table.

(4) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                                    INTEREST ACCRUAL
CLASS                      PASS-THROUGH RATE              INTEREST ACCRUAL PERIOD      CONVENTION
-----          ----------------------------------------   -----------------------   ----------------
OFFERED
CERTIFICATES
Class A-1                       5.50%                        calendar month (1)         30/360 (2)
Class A-2                       5.50%                        calendar month (1)         30/360 (2)
Class A-3                       6.00%                        calendar month (1)         30/360 (2)
Class A-4                 LIBOR + 0.50% (3)                         (4)                 30/360 (2)
Class A-5                 6.50% - LIBOR (3)                         (4)                 30/360 (2)
Class A-6                 LIBOR + 0.60% (3)                         (4)                 30/360 (2)
Class A-7                 5.40% - LIBOR (3)                         (4)                 30/360 (2)
Class A-8                        (5)                                N/A                    N/A
Class A-9                       6.00%                        calendar month (1)         30/360 (2)
Class A-10                      6.00%                        calendar month (1)         30/360 (2)
Class A-11                      6.00%                        calendar month (1)         30/360 (2)
Class A-12                LIBOR + 0.35% (3)                         (4)                 30/360 (2)
Class A-13                6.65% - LIBOR (3)                         (4)                 30/360 (2)
Class A-14                LIBOR + 0.30% (3)                         (4)                 30/360 (2)
Class A-15                6.70% - LIBOR (3)                         (4)                 30/360 (2)
Class A-16                       (5)                                N/A                    N/A
Class A-17                      6.00%                        calendar month (1)         30/360 (2)
Class A-18                       (5)                                N/A                    N/A
Class A-19                      6.00%                        calendar month (1)         30/360 (2)
Class A-20                      5.75%                        calendar month (1)         30/360 (2)
Class A-21                      6.00%                        calendar month (1)         30/360 (2)
Class A-22                      5.75%                        calendar month (1)         30/360 (2)
Class A-23                      6.00%                        calendar month (1)         30/360 (2)
Class A-24      39.89999731% - (5.9999996 x LIBOR) (3)              (4)                 30/360 (2)
Class A-25                      6.00%                        calendar month (1)         30/360 (2)
Class A-26                      6.00%                        calendar month (1)         30/360 (2)
Class A-27     39.00000000% - (6.00000000 x LIBOR) (3)              (4)                 30/360 (2)
Class A-28     40.19999946% - (5.99999992 x LIBOR) (3)              (4)                 30/360 (2)
Class A-29                LIBOR + 0.31% (3)                         (4)                 30/360 (2)
Class A-30                6.69% - LIBOR (3)                         (4)                 30/360 (2)
Class A-31     40.13999954% - (5.99999992 x LIBOR) (3)              (4)                 30/360 (2)
Class A-32                LIBOR + 0.32% (3)                         (4)                 30/360 (2)
Class A-33                6.68% - LIBOR (3)                         (4)                 30/360 (2)
Class A-34     40.07999954% - (5.99999992 x LIBOR) (3)              (4)                 30/360 (2)
Class A-35                LIBOR + 0.33% (3)                         (4)                 30/360 (2)
Class A-36                6.67% - LIBOR (3)                         (4)                 30/360 (2)
Class A-37     40.01999954% - (5.99999992 x LIBOR) (3)              (4)                 30/360 (2)
Class A-38                LIBOR + 0.34% (3)                         (4)                 30/360 (2)
Class A-39                6.66% - LIBOR (3)                         (4)                 30/360 (2)
Class A-40     39.95999954% - (5.99999992 x LIBOR) (3)              (4)                 30/360 (2)
Class A-41                LIBOR + 0.35% (3)                         (4)                 30/360 (2)
Class A-42                6.65% - LIBOR (3)                         (4)                 30/360 (2)
Class A-43     39.89999954% - (5.99999992 x LIBOR) (3)              (4)                 30/360 (2)
Class A-44                LIBOR + 0.40% (3)                         (4)                 30/360 (2)
Class A-45                6.10% - LIBOR (3)                         (4)                 30/360 (2)
Class A-46     73.19999540% - (11.99999918 x LIBOR) (3)             (4)                 30/360 (2)
Class A-47                LIBOR + 0.41% (3)                         (4)                 30/360 (2)
Class A-48                6.09% - LIBOR (3)                         (4)                 30/360 (2)
Class A-49     73.07999541% - (11.99999918 x LIBOR) (3)             (4)                 30/360 (2)
Class A-50                LIBOR + 0.42% (3)                         (4)                 30/360 (2)
Class A-51                6.08% - LIBOR (3)                         (4)                 30/360 (2)
Class A-52     72.95999541% - (11.99999918 x LIBOR) (3)             (4)                 30/360 (2)
Class A-53                LIBOR + 0.43% (3)                         (4)                 30/360 (2)
Class A-54                6.07% - LIBOR (3)                         (4)                 30/360 (2)
Class A-55     72.83999542% - (11.99999918 x LIBOR) (3)             (4)                 30/360 (2)
Class A-56                LIBOR + 0.44% (3)                         (4)                 30/360 (2)

                                                                                    INTEREST ACCRUAL
CLASS                      PASS-THROUGH RATE              INTEREST ACCRUAL PERIOD      CONVENTION
-----          ----------------------------------------   -----------------------   ----------------
Class A-57                6.06% - LIBOR (3)                         (4)                 30/360 (2)
Class A-58     72.71999543% - (11.99999918 x LIBOR) (3)             (4)                 30/360 (2)
Class A-59                LIBOR + 0.45% (3)                         (4)                 30/360 (2)
Class A-60                6.05% - LIBOR (3)                         (4)                 30/360 (2)
Class A-61     72.59999544% - (11.99999918 x LIBOR) (3)             (4)                 30/360 (2)
Class A-62                      6.00%                        calendar month (1)         30/360 (2)
Class PO                         (5)                                N/A                    N/A
Class X                          (6)                         calendar month (1)         30/360 (2)
Class A-R                       6.00%                        calendar month (1)         30/360 (2)
Class M                         6.00%                        calendar month (1)         30/360 (2)
Class B-1                       6.00%                        calendar month (1)         30/360 (2)
Class B-2                       6.00%                        calendar month (1)         30/360 (2)

NON-OFFERED
CERTIFICATES
Class B-3                       6.00%                       calendar month (1)         30/360 (2)
Class B-4                       6.00%                       calendar month (1)         30/360 (2)
Class B-5                       6.00%                       calendar month (1)         30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30 day months.

(3) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR.".

(4) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5) The Class A-8, Class A-16, Class A-18 and Class PO Certificates are principal only certificates and will not accrue any interest.

(6) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

         DESIGNATION                     CLASSES OF CERTIFICATES
----------------------------   ------------------------------------------
    Senior Certificates                  Class A-1, Class A-2,
                                   Class A-3, Class A-4, Class A-5,
                                   Class A-6, Class A-7, Class A-8,
                                        Class A-9, Class A-10,
                                  Class A-11, Class A-12, Class A-13,
                                  Class A-14, Class A-15, Class A-16,
                                  Class A-17, Class A-18, Class A-19,
                                  Class A-62, Class A-R, Class PO and
                                         Class X Certificates

 Subordinated Certificates         Class M and Class B Certificates
    Class A Certificates                 Class A-1, Class A-2,
                                   Class A-3, Class A-4, Class A-5,
                                   Class A-6, Class A-7, Class A-8,
                                        Class A-9, Class A-10,
                                  Class A-11, Class A-12, Class A-13,
                                  Class A-14, Class A-15, Class A-16,
                                        Class A-17, Class A-18,
                               Class A-19, Class A-20, Class A-21, Class
                               A-22, Class A-23, Class A-24, Class A-25,
                               Class A-26, Class A-27, Class A-28, Class
                               A-29, Class A-30, Class A-31, Class A-32,
                               Class A-33, Class A-34, Class A-35, Class
                               A-36, Class A-37, Class A-38, Class A-39,
                               Class A-40, Class A-41, Class A-42, Class
                               A-43, Class A-44, Class A-45, Class A-46,
                               Class A-47, Class A-48, Class A-49, Class
                               A-50, Class A-51, Class A-52, Class A-53,
                                  Class A-54, Class A-55, Class A-56,
                                        Class A-57, Class A-58,
                                      Class A-59, Class A-60 and
                                      Class A-61, Class A-62 and
                                        Class A-R Certificates

    Class B Certificates                 Class B-1, Class B-2,
                                       Class B-3, Class B-4 and
                                        Class B-5 Certificates

         DESIGNATION                     CLASSES OF CERTIFICATES
----------------------------   ------------------------------------------
     LIBOR Certificates                  Class A-4, Class A-5,
                                         Class A-6, Class A-7,
                                  Class A-12, Class A-13, Class A-14,
                               Class A-15, Class A-24, Class A-27, Class
                               A-28, Class A-29, Class A-30, Class A-31,
                               Class A-32, Class A-33, Class A-34, Class
                               A-35, Class A-36, Class A-37, Class A-38,
                               Class A-39, Class A-40, Class A-41, Class
                               A-42, Class A-43, Class A-44, Class A-45,
                               Class A-46, Class A-47, Class A-48, Class
                               A-49, Class A-50, Class A-51, Class A-52,
                               Class A-53, Class A-54, Class A-55, Class
                               A-56, Class A-57, Class A-58, Class A-59,
                                Class A-60 and Class A-61 Certificates

Notional Amount Certificates             Class A-3, Class A-5,
                                         Class A-7, Class A-9,
                               Class A-13, Class A-15, Class A-30, Class
                               A-33, Class A-36, Class A-39, Class A-42,
                               Class A-45, Class A-48, Class A-51, Class
                               A-54, Class A-57, Class A-60 and Class X
                                             Certificates

Principal Only Certificates      Class A-8, Class A-16, Class A-18 and
                                         Class PO Certificates

  Depositable Certificates      Class A-1, Class A-2, Class A-3, Class
                                A-5, Class A-8, Class A-9, Class A-12,
                               Class A-13, Class A-14, Class A-15, Class
                                    A-16, Class A-18 and Class A-19
                                             Certificates

 Exchangeable Certificates        Class A-20, Class A-21, Class A-22,
                                  Class A-23, Class A-24, Class A-25,
                                  Class A-26, Class A-27, Class A-28,
                                  Class A-29, Class A-30, Class A-31,
                                  Class A-32, Class A-33, Class A-34,
                                  Class A-35, Class A-36, Class A-37,
                                  Class A-38, Class A-39, Class A-40,
                                  Class A-41, Class A-42, Class A-43,
                                  Class A-44, Class A-45, Class A-46,
                                  Class A-47, Class A-48, Class A-49,
                                  Class A-50, Class A-51, Class A-52,
                                  Class A-53, Class A-54, Class A-55,
                                  Class A-56, Class A-57, Class A-58,
                                 Class A-59, Class A-60 and Class A-61
                                             Certificates

    Offered Certificates         Class A, Class X, Class PO, Class M,
                                 Class B-1 and Class B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in May 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page 12.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

The Class A-10, Class A-11 and Class A-19 Certificates are accrual certificates. Interest will accrue on the Class A-10, Class A-11 and Class A-19 Certificates during each interest accrual period at a per annum rate of 6.00%. However, these accrued interest amounts will not be distributed as interest to the Class A-10, Class A-11 and Class A-19 Certificates until the related accrual termination date, which is the earlier of:

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- in the case of the Class A-10 Certificates, the distribution date on which the class certificate balance of the Class A-6 Certificates is reduced to zero;

- in the case of the Class A-11 Certificates, the distribution date on which the aggregate class certificate balance of the Class A-6 and Class A-10 Certificates is reduced to zero; or

- in the case of the Class A-19 Certificates, the distribution date on which the aggregate class certificate balance of the Class A-12 and Class A-18 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the respective class certificate balances of the Class A-10, Class A-11 and Class A-19 Certificates, as applicable, on the related distribution date.

The principal only certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive or accrete distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates that have been deposited.

If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" and "--Allocation of Interest Shortfalls" in this free writing prospectus.

CAP CONTRACT

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of separate interest rate cap contract for the benefit of the Class A-6 Certificates.

On or prior to the cap contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the cap contract will be available to make payments of the yield supplement amount pursuant to the formula described in "Description of the Certificates -- The Cap Contract" and "-- The Cap Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

See "Description of the Certificates -- Principal" in this free writing prospectus.

EXCHANGING CERTIFICATES THROUGH COMBINATION AND RECOMBINATION

Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex I. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.

See "Description of the Certificates--Exchangeable Certificates" in this free writing prospectus and "Description of the Securities-- Exchangeable Securities" in the prospectus for a description of Exchangeable Certificates and exchange procedures and fees.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

- lender paid mortgage insurance premiums, if any, including premiums under the mortgage insurance policy;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.200% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the

Class A-10 Certificates added to its class certificate balance will be distributed as principal in the following order:

- to the Class A-6 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus); and

- to the Class A-10 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-11 Certificates added to its class certificate balance will be distributed as principal in the following order:

- to the Class A-6 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date;

- to the Class A-10 Certificates, until its class certificate balance is reduced to zero;

- to the Class A-6 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero; and

- to the Class A-11 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-19 Certificates added to its class certificate balance will be distributed as principal in the following order:

- concurrently, to the Class A-12 and Class A-18 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under "Principal Balance Schedule" in this free writing prospectus); and

- to the Class A-19 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date after distribution of the accrual amounts, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order:

     (1) to the Class A-62 Certificates, the Class A-62 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

     (2) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

     (3) concurrently,

          (a) 68.2420110079% in the following order:

               (i) concurrently, to the Class A-1 and Class A-17 Certificates, pro rata, the Class A-1 and Class A-17 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

               (ii) to the Class A-2 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its planned balance for that distribution date (as described under "Principal Balance Schedule" in this free writing prospectus);

               (iii) concurrently,

                    I. 59.9856528032% in the following order:

                         1. concurrently, to the Class A-12 and Class A-18 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under "Principal Balance Schedule" in this free writing prospectus);

                         2. to Class A-19 Certificates, until its class certificate balance is reduced to zero;

                         3. concurrently, to the Class A-12 and Class A-18 Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero; and

                          4. concurrently, to the Class A-4 and Class A-8 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    II. 40.0143471968% in the following order:

                         1. to the Class A-6 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date;

                         2. to the Class A-10 Certificates, until its class certificate balance is reduced to zero;

                         3. to the Class A-6 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero; and

                         4. to the Class A-11 Certificates, until its class certificate balance is reduced to zero; and

               (iv) to the Class A-2 Certificates, without regard to its planned balance for that distribution date, until its class certificate balance is reduced to zero; and

               (v) concurrently, to the Class A-1 and Class A-17 Certificates, pro rata, without regard to the Class A-1 and Class A-17 priority amount, until their respective class certificate balances are reduced to zero; and

          (b) 31.7579889921%, concurrently, to the Class A-14 and Class A-16 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

     (4) to the Class A-62 Certificates, without regard to the Class A-62 priority amount, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the

     PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

- first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero,

- second, to the Class A-62 Certificates, until its class certificate balance is reduced to zero; and

- third, concurrently, to the classes of senior certificates (other than the Class A-62 Certificates, the Class PO Certificates and the notional amount certificates), pro rata, based upon their respective class certificate balances or, in the case of the Class A-10, Class A-11 and Class A-19 Certificates, on the basis of the lesser of their respective class certificate balances immediately prior to that distribution date and their respective initial class certificate balances, until their class certificate balances are reduced to zero, except that the non PO percentage of any realized losses that would otherwise be allocated to the Class A-6 Certificates will instead be allocated to the Class A-17 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," the senior prepayment percentage (which determines the allocation of the principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in thi sfree writing prospectus and "Credit Enhancement -- Subordination" in the prospectus.

Mortgage Insurance Policy

Radian Guaranty Inc., a Pennsylvania corporation, will issue a mortgage insurance policy that will cover approximately 61.17% of the mortgage loans by aggregate stated principal balance as of the cut-off date. Subject to certain limitations, the mortgage insurance policy will generally be available to cover losses resulting from a default on those covered mortgage loans that are not subject to a policy exclusion. The mortgage insurance policy will provide coverage for each covered mortgage loan in an amount (after taking into account existing primary mortgage insurance coverage) equal to a percentage of the principal balance of the covered mortgage loan equal to 100% minus a fraction (expressed as a percentage) the numerator of which is 60.00% and the denominator of which is the loan-to-value ratio of the covered mortgage loan at origination.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers will be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinate certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class A-6 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, the cap contract and cap contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class A-6 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the cap contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or a statutory exemption.

LEGAL INVESTMENT

The Class A, Class X, Class PO and Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2007-11T1, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-37, Class A-38, Class A-39, Class A-40, Class A-41, Class A-42, Class A-43, Class A-44, Class A-45, Class A-46, Class A-47, Class A-48, Class A-49, Class A-50, Class A-51, Class A-52, Class A-53, Class A-54, Class A-55, Class A-56, Class A-57, Class A-58, Class A-59, Class A-60, Class A-61 and Class A-62, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                    CLASSES OF CERTIFICATES
        -----------         ---------------------------------------------
   Senior Certificates       Class A-1, Class A-2, Class A-3, Class A-4,
                                   Class A-5, Class A-6, Class A-7,
                            Class A-8, Class A-9, Class A-10, Class A-11,
                              Class A-12, Class A-13, Class A-14, Class
                              A-15, Class A-16, Class A-17, Class A-18,
                             Class A-19, Class A-62, Class A-R, Class PO
                                       and Class X Certificates

Subordinated Certificates          Class M and Class B Certificates

  Class A Certificates       Class A-1, Class A-2, Class A-3, Class A-4,
                                   Class A-5, Class A-6, Class A-7,
                            Class A-8, Class A-9, Class A-10, Class A-11,
                              Class A-12, Class A-13, Class A-14, Class
                              A-15, Class A-16, Class A-17, Class A-18,
                              Class A-19, Class A-20, Class A-21, Class
                              A-22, Class A-23, Class A-24, Class A-25,
                              Class A-26, Class A-27, Class A-28, Class
                              A-29, Class A-30, Class A-31, Class A-32,
                              Class A-33, Class A-34, Class A-35, Class
                              A-36, Class A-37, Class A-38, Class A-39,
                              Class A-40, Class A-41, Class A-42, Class
                              A-43, Class A-44, Class A-45, Class A-46,
                              Class A-47, Class A-48, Class A-49, Class
                              A-50, Class A-51, Class A-52, Class A-53,
                              Class A-54, Class A-55, Class A-56, Class
                              A-57, Class A-58, Class A-59, Class A-60,
                                 Class A-61, Class A-62 and Class A-R
                                             Certificates

  Class B Certificates        Class B-1, Class B-2, Class B-3, Class B-4
                                      and Class B-5 Certificates

        DESIGNATION                    CLASSES OF CERTIFICATES
        -----------         ---------------------------------------------
   LIBOR Certificates        Class A-4, Class A-5, Class A-6, Class A-7,
                              Class A-12, Class A-13, Class A-14, Class
                              A-15, Class A-24, Class A-27, Class A-28,
                              Class A-29, Class A-30, Class A-31, Class
                              A-32, Class A-33, Class A-34, Class A-35,
                              Class A-36, Class A-37, Class A-38, Class
                              A-39, Class A-40, Class A-41, Class A-42,
                              Class A-43, Class A-44, Class A-45, Class
                              A-46, Class A-47, Class A-48, Class A-49,
                              Class A-50, Class A-51, Class A-52, Class
                              A-53, Class A-54, Class A-55, Class A-56,
                              Class A-57, Class A-58, Class A-59, Class
                                   A-60 and Class A-61 Certificates

     Notional Amount         Class A-3, Class A-5, Class A-7, Class A-9,
      Certificates            Class A-13, Class A-15, Class A-30, Class
                              A-33, Class A-36, Class A-39, Class A-42,
                              Class A-45, Class A-48, Class A-51, Class
                               A-54, Class A-57, Class A-60 and Class X
                                             Certificates

     Principal Only          Class A-8, Class A-16, Class A-18 and Class
      Certificates                         PO Certificates

Depositable Certificates     Class A-1, Class A-2, Class A-3, Class A-5,
                            Class A-8, Class A-9, Class A-12, Class A-13,
                              Class A-14, Class A-15, Class A-16, Class
                                   A-18 and Class A-19 Certificates

Exchangeable Certificates     Class A-20, Class A-21, Class A-22, Class
                              A-23, Class A-24, Class A-25, Class A-26,
                              Class A-27, Class A-28, Class A-29, Class
                              A-30, Class A-31, Class A-32, Class A-33,
                              Class A-34, Class A-35, Class A-36, Class
                              A-37, Class A-38, Class A-39, Class A-40,
                              Class A-41, Class A-42, Class A-43, Class
                              A-44, Class A-45, Class A-46, Class A-47,
                              Class A-48, Class A-49, Class A-50, Class
                              A-51, Class A-52, Class A-53, Class A-54,
                              Class A-55, Class A-56, Class A-57, Class
                                  A-58, Class A-59, Class A-60 and |
                                       Class A-61 Certificates

  Offered Certificates        Class A, Class X, Class PO, Class M, Class
                                    B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

  CLASS                           TYPE
  -----        -----------------------------------------
Class A-1       Senior/Fixed Pass-Through Rate/NAS/Super
                           Senior/Depositable

Class A-2        Senior/Fixed Pass-Through Rate/Planned
                    Balance/Super Senior/Depositable

Class A-3        Senior/Fixed Pass-Through Rate/Notional
                    Amount/Interest Only/Depositable

Class A-4        Senior/Floating Pass-Through Rate/Super
                            Senior/Companion

Class A-5         Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Depositable

Class A-6             Senior/Floating Pass-Through
                    Rate/Accretion Directed/Targeted
                          Balance/Super Senior

Class A-7         Senior/Inverse Floating Pass-Through
                   Rate/Notional Amount/Interest Only

Class A-8              Senior/Principal Only/Super
                           Senior/Depositable

Class A-9        Senior/Fixed Pass-Through Rate/Notional
                    Amount/Interest Only/Depositable

Class A-10              Senior/Fixed Pass-Through
                         Rate/Accrual/Accretion
                     Directed/Companion/Super Senior

Class A-11              Senior/Fixed Pass-Through
                   Rate/Accrual/Companion/Super Senior

Class A-12            Senior/Floating Pass-Through
                    Rate/Accretion Directed/Targeted
                    Balance/Depositable/Super Senior

Class A-13        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Depositable

Class A-14            Senior/Floating Pass-Through
                      Rate/Depositable/Super Senior

Class A-15        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Depositable

   CLASS                          TYPE
   -----       -----------------------------------------
Class A-16       Senior/Principal Only/Depositable/Super
                                 Senior

Class A-17      Senior/Fixed Pass-Through Rate/NAS/Super
                             Senior/Support

Class A-18           Senior/Principal Only/Accretion
                     Directed/Targeted Balance/Super
                           Senior/Depositable

Class A-19              Senior/Fixed Pass-Through
                  Rate/Accrual/Companion/Super Senior/
                               Depositable

Class A-20      Senior/Fixed Pass-Through Rate/NAS/Super
                           Senior/Exchangeable

Class A-21      Senior/Fixed Pass-Through Rate/NAS/Super
                           Senior/Exchangeable

Class A-22       Senior/Fixed Pass-Through Rate/Planned
                    Balance/Super Senior/Exchangeable

Class A-23       Senior/Fixed Pass-Through Rate/Planned
                    Balance/Super Senior/Exchangeable

Class A-24        Senior/Inverse Floating Pass-Through
                    Rate/Accretion Directed/Targeted
                    Balance/Super Senior/Exchangeable

Class A-25        Senior/Fixed Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-26        Senior/Fixed Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-27        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-28        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-29       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-30        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-31        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-32       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-33        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-34        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-35       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-36        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-37        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-38       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-39        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-40        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-41       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-42        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-43        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-44       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-45        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-46        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-47       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

   CLASS                          TYPE
   -----       -----------------------------------------
Class A-48        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-49        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-50       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-51        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-52        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-53       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-54        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-55        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-56       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-57        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-58        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-59       Senior/Floating Pass-Through Rate/Super
                           Senior/Exchangeable

Class A-60        Senior/Inverse Floating Pass-Through
                      Rate/Notional Amount/Interest
                            Only/Exchangeable

Class A-61        Senior/Inverse Floating Pass-Through
                     Rate/Super Senior/Exchangeable

Class A-62     Senior/Fixed Pass-Through Rate/NAS/Support

Class X        Senior/Variable Pass-Through Rate/Notional
                           Amount/Interest Only

Class PO                  Senior/Principal Only

Class A-R       Senior/Fixed Pass-Through Rate/ Residual

Subordinated      Subordinate/Fixed Pass- Through Rate
Certificates

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $566,334,182, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

CLASS OF
SUBORDINATED   INITIAL BENEFICIAL
CERTIFICATES   OWNERSHIP INTEREST
------------   ------------------
Class M.....         2.25%
Class B-1...         0.90%
Class B-2...         0.45%
Class B-3...         0.30%
Class B-4...         0.20%
Class B-5...         0.15%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class A-10, Class A-11 and Class A-19 Certificates, increased by

     - all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class A-3, Class A-5, Class A-7, Class A-9, Class A-13, Class A-15, Class A-30, Class A-33, Class A-36, Class A-39, Class A-42, Class A-45, Class A-48, Class A-51, Class A-54, Class A-57, Class A-60 and Class X Certificates are notional amount certificates.

     The notional amount of the Class A-3 Certificates for the interest accrual period for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-2 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00.

     The notional amount of the Class A-5 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-4 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-7 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-6 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-9 Certificates for the interest accrual period for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00.

     The notional amount of the Class A-13 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-12 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-15 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-14 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-30 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-29 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-33 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-32 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-36 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-35 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-39 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-38 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-42 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-41 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-45 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-44 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-48 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-47 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-51 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-50 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-54 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-53 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-57 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-56 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-60 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class A-59 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X Certificates for the interest accrual period for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a

DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex II hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks

(including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the

Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Securities - Book-Entry Registration of Securities" in the prospectus.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date.

The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

     Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the "Exchangeable Certificates Distribution Account"), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable class or classes of Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Cap Contract Reserve Fund. Funds in the Cap Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Cap Contract Reserve Fund until withdrawn upon the earlier of the reduction of the Class Certificate Balance of the Class A-6 Certificates to zero and the Cap Contract Termination Date. Any losses incurred in the Cap Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Cap Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Cap Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

EXCHANGEABLE CERTIFICATES

General. The Class A-1, Class A-2, Class A-3, Class A-5, Class A-8, Class A-9, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-18 and Class A-19 Certificates are "Depositable Certificates." All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-37, Class A-38, Class A-39, Class


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

A-40, Class A-41, Class A-42, Class A-43, Class A-44, Class A-45, Class A-46, Class A-47, Class A-48, Class A-49, Class A-50, Class A-51, Class A-52, Class A-53, Class A-54, Class A-55, Class A-56, Class A-57, Class A-58, Class A-59, Class A-60 and Class A-61 Certificates (the "Exchangeable Certificates") only in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the related classes of Depositable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

     The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.

     Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

     Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee's approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder's letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

     The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

     Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 TYPE / RECIPIENT (1)                     AMOUNT                    GENERAL PURPOSE              SOURCE (2)               FREQUENCY
----------------------  ------------------------------------------  ---------------  ---------------------------------  ------------
FEES

Master Servicing Fee /  One-twelfth of the Stated Principal         Compensation     Amounts on deposit in the          Monthly
Master Servicer         Balance of each mortgage loan multiplied                     Certificate Account representing
                        by the master servicing fee rate (3)                         payments of interest and
                                                                                     application of liquidation
                                                                                     proceeds with respect to that
                                                                                     mortgage loan

                        -    prepayment interest excess             Compensation     Interest paid by obligors with     Monthly
                                                                                     respect to certain prepayments on
                                                                                     the mortgage loans.

                        -    All late payment fees, assumption      Compensation     Payments made by obligors with     Time to time
                             fees and other similar charges                          respect to the mortgage loans
                             including prepayment charges

                        -    All investment income earned on        Compensation     Investment income related to the   Monthly
                             amounts on deposit in the Certificate                   Certificate Account and the
                             Account and Distribution Account.                       Distribution Account

                        -    Excess Proceeds (4)                    Compensation     Liquidation proceeds and           Time to time
                                                                                     Subsequent Recoveries

Trustee Fee (the        One-twelfth of the Trustee Fee Rate         Compensation     Amounts on deposit in the          Monthly
"Trustee Fee") /        multiplied by the aggregate Stated                           Certificate Account or the
Trustee                 Principal Balance of the outstanding                         Distribution Account
                        mortgage loans. (5)

EXPENSES

Insured expenses /      Expenses incurred by the master servicer    Reimbursement    To the extent the expenses are     Time to time
Master Servicer                                                     of Expenses      covered by an insurance policy
                                                                                     with respect to the mortgage loan

Servicing Advances /    To the extent of funds available, the       Reimbursement    With respect to each mortgage      Time to time
Master Servicer         amount of any Servicing Advances.           of Expenses      loan, late recoveries of the
                                                                                     payments of the costs and
                                                                                     expenses, liquidation proceeds,
                                                                                     Subsequent Recoveries, purchase
                                                                                     proceeds or repurchase proceeds
                                                                                     for that mortgage loan (6)

Indemnification         Amounts for which the sellers, the master   Indemnification  Amounts on deposit on the          Monthly
expenses / the          servicer and depositor are entitled to                       Certificate Account.
sellers, the master     indemnification (7)
servicer and the
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2007 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

     In the event that Depositable Certificates are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on each related class of Depositable Certificates that has been deposited. In addition, the outstanding Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each related class of Depositable Certificates that has been deposited.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                     INITIAL          MAXIMUM/MINIMUM       FORMULA FOR CALCULATION OF CLASS
CLASS           PASS-THROUGH RATE    PASS-THROUGH RATE              PASS-THROUGH RATE
-----           -----------------   -------------------   ------------------------------------
Class A-4....         5.82%             7.00%/0.50%                   LIBOR + 0.50%
Class A-5....         1.18%             6.50%/0.00%                   6.50% - LIBOR
Class A-6....         5.92%             6.00%/0.60%                   LIBOR + 0.60%
Class A-7....         0.08%             5.40%/0.00%                   5.40% - LIBOR

                     INITIAL          MAXIMUM/MINIMUM       FORMULA FOR CALCULATION OF CLASS
CLASS           PASS-THROUGH RATE    PASS-THROUGH RATE              PASS-THROUGH RATE
-----           -----------------   -------------------   ------------------------------------
Class A-12...         5.67%             7.00%/0.35%                   LIBOR + 0.35%
Class A-13...         1.33%             6.65%/0.00%                   6.65% - LIBOR
Class A-14...         5.62%             7.00%/0.30%                   LIBOR + 0.30%
Class A-15...         1.38%             6.70%/0.00%                   6.70% - LIBOR
Class A-24...      7.97999944%       39.89999731%/0.00%    39.89999731% - (5.99999960 x LIBOR)
Class A-27...         7.08%             39.00%/0.00%       39.00000000% - (6.00000000 x LIBOR)
Class A-28...      8.27999989%       40.19999946%/0.00%    40.19999946% - (5.99999992 x LIBOR)
Class A-29...         5.63%             7.00%/0.31%                   LIBOR + 0.31%
Class A-30...         1.37%             6.69%/0.00%                   6.69% - LIBOR
Class A-31...      8.21999997%      40.139999540%/0.00%   40.139999540% - (5.99999992 x LIBOR)
Class A-32...         5.64%             7.00%/0.32%                   LIBOR + 0.32%
Class A-33...         1.36%             6.68%/0.00%                   6.68% - LIBOR
Class A-34...      8.15999997%       40.07999954%/0.00%    40.07999954% - (5.99999992 x LIBOR)
Class A-35...         5.65%             7.00%/0.33%                   LIBOR + 0.33%
Class A-36...         1.35%             6.67%/0.00%                   6.67% - LIBOR
Class A-37...      8.09999997%       40.01999954%/0.00%    40.01999954% - (5.99999992 x LIBOR)
Class A-38...         5.66%             7.00%/0.34%                   LIBOR + 0.34%
Class A-39...         1.34%             6.66%/0.00%                   6.66% - LIBOR
Class A-40...      8.03999997%       39.95999954%/0.00%    39.95999954% - (5.99999992 x LIBOR)
Class A-41...         5.67%             7.00%/0.35%                   LIBOR + 0.35%
Class A-42...         1.33%             6.65%/0.00%                   6.65% - LIBOR
Class A-43...      7.97999997%       39.89999954%/0.00%    39.89999954% - (5.99999992 x LIBOR)
Class A-44...         5.72%             6.50%/0.40%                   LIBOR + 0.40%
Class A-45...         0.78%             6.10%/0.00%                   6.10% - LIBOR
Class A-46...      9.35999976%       73.19999540%/0.00%   73.19999540% - (11.99999918 x LIBOR)
Class A-47...         5.73%             6.50%/0.41%                   LIBOR + 0.41%
Class A-48...         0.77%             6.09%/0.00%                   6.09% - LIBOR
Class A-49...      9.23999977%       73.07999541%/0.00%   73.07999541% - (11.99999918 x LIBOR)
Class A-50...         5.74%             6.50%/0.42%                   LIBOR + 0.42%
Class A-51...         0.76%             6.08%/0.00%                   6.08% - LIBOR
Class A-52...      9.11999996%       72.95999541%/0.00%   72.95999541% - (11.99999918 x LIBOR)
Class A-53...         5.75%             6.50%/0.43%                   LIBOR + 0.43%
Class A-54...         0.75%             6.07%/0.00%                   6.07% - LIBOR
Class A-55...      8.99999978%       72.83999542%/0.00%   72.83999542% - (11.99999918 x LIBOR)
Class A-56...         5.76%             6.50%/0.44%                   LIBOR + 0.44%
Class A-57...         0.74%             6.06%/0.00%                   6.06% - LIBOR
Class A-58...      8.87999979%       72.71999543%/0.00%   72.71999543% - (11.99999918 x LIBOR)
Class A-59...         5.77%             6.50%/0.45%                   LIBOR + 0.45%
Class A-60...         0.73%             6.05%/0.00%                   6.05% - LIBOR
Class A-61...      8.75999980%       72.59999544%/0.00%   72.59999544% - (11.99999918 x LIBOR)

     Class X Certificates

     The pass-through rate of the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.471091% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

          - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

          - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class A-10, Class A-11 and Class A-19 Certificates are accrual certificates. Interest will accrue on the Class A-10, Class A-11 and Class A-19 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class A-10, Class A-11 and Class A-19 Certificates until the related Accrual Termination Date, which is the earlier of:

          - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

          - in the case of the Class A-10 Certificates, the Distribution Date on which the Class Certificate Balance of the Class A-6 Certificates is reduced to zero;

          - in the case of the Class A-11 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class A-6 and Class A-10 Certificates is reduced to zero; or

          - in the case of the Class A-19 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class A-12 and Class A-18 Certificates is reduced to zero.

     This accrued and unpaid interest will be added to the respective Class Certificate Balance of the Class A-10, Class A-11 and Class A-19 Certificates on the related Distribution Date.

     The Class A-8, Class A-16, Class A-18 and Class PO Certificates are principal only certificates and will not bear interest.

     For each Distribution Date on or prior to the Cap Contract Termination Date, in addition to the interest entitlement described above, the Class A-6 Certificates, will be entitled to receive the yield supplement amount, if any, from payments under the Cap Contract. See "--The Cap Contract" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CAP CONTRACT

     The Class A-6 Certificates will have the benefit of an interest rate cap contract (the "Cap Contract") with Bear Stearns Financial Products Inc. (the "Cap Contract Counterparty"), which will be evidenced by a confirmation between the Cap Contract Counterparty and the trustee (in such capacity, the "supplemental interest trustee") on behalf of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class A-6 Certificates.

     Pursuant to the Cap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Cap Contract Counterparty on the date that such Cap Contract was executed. The Cap Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to the Cap Contract and any Distribution Date on or prior to the Distribution Date in August 2009 (the "Cap Contract Termination Date"), the amount payable by the Cap Contract Counterparty under the Cap Contract will equal the product of (i) the excess (if any) of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty) over (y) 5.40%, (ii) the Cap Contract Notional Balance for such Distribution Date, and (iii) one-twelfth.

     On or prior to the Cap Contract Termination Date, amounts (if any) received under the Cap Contract by the supplemental interest trustee will be used to pay the Yield Supplement Amount as described below under "--The Cap Contract Reserve Fund."

     The Cap Contract Notional Balances are based on the mortgage loans having a prepayment rate equal to 100% of the Prepayment Assumption.

     The "Cap Contract Notional Balance" is as described in the following table:

     MONTH OF        CAP CONTRACT NOTIONAL
 DISTRIBUTION DATE        BALANCE ($)
 -----------------   ---------------------
April 2007........       53,000,000.00
May 2007..........       52,992,615.00
June 2007.........       51,774,968.22
July 2007.........       50,188,643.97
August 2007.......       48,441,627.86
September 2007....       46,538,250.13
October 2007......       44,483,589.29
November 2007.....       42,283,459.96
December 2007.....       39,944,395.68
January 2008......       37,473,626.83
February 2008.....       34,879,053.45
March 2008........       32,169,213.16
April 2008........       29,565,123.10
May 2008..........       27,064,877.00
June 2008.........       24,666,585.76
July 2008.........       22,368,376.84

     MONTH OF        CAP CONTRACT NOTIONAL
 DISTRIBUTION DATE        BALANCE ($)
 -----------------   ---------------------
August 2008.......       20,168,393.57
September 2008....       18,064,794.58
October 2008......       16,055,753.23
November 2008.....       14,139,457.05
December 2008.....       12,314,107.35
January 2009......       10,577,918.66
February 2009.....        8,929,118.44
March 2009........        7,365,946.64
April 2009........        5,886,655.37
May 2009..........        4,489,508.67
June 2009.........        3,172,782.17
July 2009.........        1,934,762.93
August 2009.......          773,749.21
September 2009 and
   thereafter.....                0.00

     The Cap Contract is scheduled to remain in effect up to and including the Cap Contract Termination Date.

     The Cap Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty, the failure by the Cap Contract Counterparty (within three business days after notice of the failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contract or the Cap Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Cap Contract if the Cap Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Cap Contract, and the Cap Contract Counterparty fails to transfer the Cap Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Cap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld, which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If the Cap Contract is terminated early, the Cap Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Cap Contract Counterparty will be deposited by the supplemental interest trustee in the Cap Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the Cap Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement cap contract in the event of a termination of an existing Cap Contract or in any other circumstance.

     The significance percentage for the Cap Contract is less than 10%. The "significance percentage" for the Cap Contract is the percentage that the significance estimate of the Cap Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of the Cap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Cap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     Bear Stearns Financial Products Inc. ("BSFP") will be the Cap Contract Counterparty. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

     The information contained in the preceding paragraph has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus.

     The offered certificates do not represent an obligation of the Cap Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Cap Contract and will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under the Cap Contract.

     The Cap Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CAP CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Cap Contract Reserve Fund"), which will be held in trust in the supplemental interest trust, on behalf of the holders of the Class A-6 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Cap Contract Reserve Fund. The Cap Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee will deposit in the Cap Contract Reserve Fund any amounts received in respect of the Cap Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Cap Contract will be distributed to the Class A-6 Certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior

Distribution Dates. Amounts received on the Cap Contract on any Distribution Date in excess of the amount necessary to pay the related current Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates will remain on deposit in the Cap Contract Reserve Fund and may be used to pay such Yield Supplement Amounts on future Distribution Dates. On the Distribution Date immediately following the earlier of (i) the Cap Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class A-6 Certificates has been reduced to zero, all amounts remaining in the Cap Contract Reserve Fund will be distributed to HSBC Securities (USA) Inc.

     For any Distribution Date on or prior to the Cap Contract Termination Date, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class A-6 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) One-Month LIBOR (as determined by the Cap Contract Counterparty over (ii) 5.40%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i) the sum of the applicable Non-PO Percentage of,

          1. all monthly payments of principal due on each mortgage loan on the related Due Date,

          2. the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          3. the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          5. with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          6. all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

     (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Class A-10 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class A-10 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-10 Accrual Amount") will be distributed as principal in the following order:

          (1) to the Class A-6 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date; and

          (2) to the Class A-10 Certificates, until its Class Certificate Balance is reduced to zero.

     Class A-11 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class A-11 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-11 Accrual Amount") will be distributed as principal in the following order:

          (1) to the Class A-6 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

          (2) to the Class A-10 Certificates, until its Class Certificate Balance is reduced to zero;

          (3) to the Class A-6 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

          (4) to the Class A-11 Certificates, until its Class Certificate Balance is reduced to zero.

     Class A-19 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class A-19 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-19 Accrual Amount") will be distributed as principal in the following order:

          (1) concurrently, to the Class A-12 and Class A-18 Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

          (2) to the Class A-19 Certificates, until its Class Certificate Balance is reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, after distribution of the accrual amounts, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order:

     (1) to the Class A-62 Certificates, the Class A-62 Priority Amount, until its Class Certificate Balance is reduced to zero;

     (2) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     (3)  concurrently,

          a.   68.2420110079% in the following order:

               i. concurrently, to the Class A-1 and Class A-17 Certificates, pro rata, the Class A-1 and Class A-17 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               ii. to the Class A-2 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Planned Balance for that Distribution Date;

               iii. concurrently,

                    I.   59.9856528032% in the following order:

                         1. concurrently, to the Class A-12 and Class A-18 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

                         2. to Class A-19 Certificates, until its Class Certificate Balance is reduced to zero;

                         3. concurrently, to the Class A-12 and Class A-18 Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

                         4. concurrently, to the Class A-4 and Class A-8 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    II.  40.0143471968% in the following order:

                         1. to the Class A-6 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

                         2. to the Class A-10 Certificates, until its Class Certificate Balance is reduced to zero;

                         3. to the Class A-6 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

                         4. to the Class A-11 Certificates, until its Class Certificate Balance is reduced to zero; and

               iv. to the Class A-2 Certificates, without regard to its Planned Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

               v. concurrently, to the Class A-1 and Class A-17 Certificates, pro rata, without regard to the Class A-1 and Class A-17 Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

          b. 31.7579889921%, concurrently, to the Class A-14 and Class A-16 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

     (4) to the Class A-62 Certificates, without regard to the Class A-62 Priority Amount, until its Class Certificate Balance is reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     On each Distribution Date, each outstanding Class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related classes of Depositable Certificates that have been deposited.

     The capitalized terms used herein shall have the following meanings:

     "Class A-1 and Class A-17 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Senior Percentage, (B) the Scheduled Principal Distribution Amount, (C) the Shift Percentage and (D) the Class A-1 and Class A-17 Priority Percentage and (ii) the product of (A) the Senior Prepayment Percentage, (B) the Unscheduled Principal Distribution Amount, (C) the Prepayment Shift Percentage and (D) the Class A-1 and Class A-17 Priority Percentage.

     "Class A-1 and Class A-17 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-1 and Class A-17 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of senior (other than the notional amount certificates, and the Class A-14, Class A-16 and Class PO Certificates) immediately prior to such Distribution Date.

     "Class A-62 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-62 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Class A-62 Prepayment Shift Percentage and (C) the Class A-62 Priority Percentage.

     "Class A-62 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class A-62 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of senior and subordinated certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the liquidation proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date will equal 100%.

     "Class A-62 Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Class A-62 Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%;

provided, however, there will be no increase to the Class A-62 Prepayment Shift Percentage unless both of the following conditions are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date;

          provided, however, that if on any Distribution Date the Senior Percentage of the senior certificates exceeds the initial Senior Percentage then the Class A-62 Prepayment Shift Percentage will be zero.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

     The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, then the Senior Prepayment Percentage for the Distribution Date will equal 100%.

          Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                   Original Applicable
                         Beneficial Interest     Initial Credit       Credit Support
                          in Issuing Entity    Enhancement Level        Percentage
                         -------------------   -----------------   -------------------
Senior Certificates...          95.75%               4.25%                 N/A
Class M...............           2.25%               2.00%                4.25%
Class B-1.............           0.90%               1.10%                2.00%
Class B-2.............           0.45%               0.65%                1.10%
Class B-3.............           0.30%               0.35%                0.65%
Class B-4.............           0.20%               0.15%                0.35%
Class B-5.............           0.15%               0.00%                0.15%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds remaining after distribution and accretion of interest on the senior certificates, and

     - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers received during the related prepayment period, and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

          On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of

Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

          On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero,

     - second, to the Class A-62 Certificates, until its Class Certificate Balance is reduced to zero, and

     - third, to the classes of senior certificates (other than the Class A-62 Certificates, the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class A-10, Class A-11 and Class A-19 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balance, until their Class Certificate Balances are reduced to zero, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class A-6 Certificates will instead be allocated to the Class A-17 Certificates, until its Class Certificate Balance is reduced to zero.

     On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of each class of Exchangeable Certificates will be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

          The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

          Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

          In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedule has been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant rate set forth below:

     PRINCIPAL BALANCE
         SCHEDULE               RELATED CLASSES OF CERTIFICATES       PREPAYMENT ASSUMPTION RANGE OF RATES
     -----------------       --------------------------------------   ------------------------------------
      Planned Balance                Class A-2 Certificates                     125% to 350% PSA
     Targeted Balance                Class A-6 Certificates                         125% PSA
Aggregate Targeted Balance   Class A-12 and Class A-18 Certificates                 135% PSA

     The Standard Prepayment Assumption (the "PSA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 350% PSA assumes prepayment rates of 0.7% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.7% per annum in each month thereafter (for example, 1.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 350% PSA assumes a constant prepayment rate of 21.0% per annum.

     There is no assurance that the Class Certificate Balance of the Targeted Balance Class, the Aggregate Targeted Balance Classes or the Planned Balance Class will conform on any Distribution Date to the Targeted Balance, Aggregate Targeted Balance or Planned Balance specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such class of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distributions of principal on these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balance of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the applicable Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the applicable Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

                                                                                 AGGREGATE TARGETED
DISTRIBUTION DATE                   PLANNED BALANCE ($)   TARGETED BALANCE ($)       BALANCE ($)
-----------------                   -------------------   --------------------   ------------------
Initial..........................      163,237,909.00         53,000,000.00         51,859,259.00
April 25, 2007...................      162,984,894.33         52,992,615.00         51,828,734.71
May 25, 2007.....................      162,647,854.79         52,985,193.07         51,820,749.97
June 25, 2007....................      162,226,862.04         52,977,734.04         51,808,762.64
July 25, 2007....................      161,721,972.48         52,970,237.71         51,792,772.88
August 25, 2007..................      161,133,295.70         52,962,703.90         51,772,786.08
September 25, 2007...............      160,460,994.52         52,955,132.42         51,748,812.91
October 25, 2007.................      159,705,285.11         52,947,523.08         51,720,869.33
November 25, 2007................      158,866,436.96         52,939,875.69         51,688,976.59
December 25, 2007................      157,944,772.81         52,932,190.07         51,653,161.24
January 25, 2008.................      156,940,668.58         52,924,466.02         51,613,455.10
February 25, 2008................      155,854,553.16         52,916,703.35         51,569,895.25
March 25, 2008...................      154,686,908.22         52,908,901.87         51,522,524.01
April 25, 2008...................      153,438,267.88         52,901,061.38         51,471,388.89
May 25, 2008.....................      152,109,218.44         52,893,181.69         51,416,542.55
June 25, 2008....................      150,700,397.92         52,885,262.59         51,358,042.72
July 25, 2008....................      149,212,495.64         52,877,303.91         51,295,952.19
August 25, 2008..................      147,646,251.70         52,869,305.43         51,230,338.68
September 25, 2008...............      146,002,456.45         52,861,266.95         51,161,274.79
October 25, 2008.................      144,281,949.84         52,853,188.29         51,088,837.90
November 25, 2008................      142,485,620.73         52,845,069.23         51,013,110.09
December 25, 2008................      140,614,406.23         52,836,909.58         50,934,178.01
January 25, 2009.................      138,669,290.86         52,828,709.12         50,852,132.76
February 25, 2009................      136,651,305.76         52,820,467.67         50,767,069.79
March 25, 2009...................      134,561,527.79         52,812,185.01         50,679,088.78
April 25, 2009...................      132,401,078.58         52,803,860.93         50,588,293.47
May 25, 2009.....................      130,171,123.60         52,795,495.24         50,494,791.53
June 25, 2009....................      127,872,871.09         52,787,087.71         50,398,694.40
July 25, 2009....................      125,507,570.99         52,778,638.15         50,300,117.16
August 25, 2009..................      123,076,513.84         52,770,146.34         50,199,178.32
September 25, 2009...............      120,581,029.60         52,761,612.08         50,095,999.69
October 25, 2009.................      118,102,011.37         52,753,035.14         49,994,413.75
November 25, 2009................      115,639,352.88         52,744,415.31         49,894,403.87
December 25, 2009................      113,192,948.57         52,735,752.39         49,795,953.56
January 25, 2010.................      110,762,693.54         52,727,046.15         49,699,046.48
February 25, 2010................      108,348,483.59         52,718,296.38         49,603,666.46
March 25, 2010...................      105,950,215.21         52,709,502.86         49,509,797.44
April 25, 2010...................      103,567,785.54         52,700,665.38         49,417,423.54
May 25, 2010.....................      101,201,092.39         52,691,783.70         49,326,529.02
June 25, 2010....................       98,850,034.26         52,682,857.62         49,237,098.27
July 25, 2010....................       96,514,510.29         52,673,886.91         49,149,115.83
August 25, 2010..................       94,194,420.29         52,664,871.35         49,062,566.37
September 25, 2010...............       91,889,664.70         52,655,810.70         48,977,434.73
October 25, 2010.................       89,600,144.63         52,646,704.76         48,893,705.87
November 25, 2010................       87,325,761.83         52,637,553.28         48,811,364.88
December 25, 2010................       85,066,418.68         52,628,356.05         48,730,396.99
January 25, 2011.................       82,822,018.21         52,619,112.83         48,650,787.59
February 25, 2011................       80,592,464.07         52,609,823.39         48,572,522.16
March 25, 2011...................       78,377,660.54         52,600,487.51         48,495,586.36
April 25, 2011...................       76,177,512.53         52,591,104.94         48,419,965.96
May 25, 2011.....................       73,991,925.57         52,581,675.47         48,345,646.84
June 25, 2011....................       71,820,805.79         52,572,198.85         48,272,615.05
July 25, 2011....................       69,664,059.95         52,562,674.84         48,200,856.74
August 25, 2011..................       67,521,595.40         52,553,103.22         48,130,358.21
September 25, 2011...............       65,393,320.12         52,543,483.73         48,061,105.86
October 25, 2011.................       63,279,142.66         52,533,816.15         47,993,086.24
November 25, 2011................       61,178,972.19         52,524,100.23         47,926,286.01
December 25, 2011................       59,092,718.45         52,514,335.73         47,860,691.95
January 25, 2012.................       57,020,291.79         52,504,522.41         47,796,290.98
February 25, 2012................       54,961,603.12         52,494,660.02         47,733,070.13
March 25, 2012...................       52,916,563.97         52,484,748.32         47,671,016.54
April 25, 2012...................       51,103,175.00         52,474,787.06         47,620,227.83
May 25, 2012.....................       49,302,888.93         52,464,776.00         47,570,537.75
June 25, 2012....................       47,515,619.74         52,454,714.88         47,521,933.94
July 25, 2012....................       45,741,282.03         52,444,603.45         47,474,404.12

                                                                                 AGGREGATE TARGETED
DISTRIBUTION DATE                   PLANNED BALANCE ($)   TARGETED BALANCE ($)       BALANCE ($)
-----------------                   -------------------   --------------------   ------------------
August 25, 2012..................       43,979,790.92         52,434,441.47         47,427,936.15
September 25, 2012...............       42,231,062.11         52,424,228.68         47,382,517.99
October 25, 2012.................       40,495,011.83         52,413,964.82         47,338,137.72
November 25, 2012................       38,771,556.88         52,403,649.65         47,294,783.53
December 25, 2012................       37,060,614.61         52,393,282.89         47,252,443.70
January 25, 2013.................       35,362,102.89         52,382,864.31         47,211,106.65
February 25, 2013................       33,675,940.14         52,372,393.63         47,170,760.91
March 25, 2013...................       32,002,045.34         52,361,870.60         47,131,395.08
April 25, 2013...................       30,408,406.80         52,351,294.95         47,096,080.78
May 25, 2013.....................       28,826,536.30         52,340,666.43         47,061,689.39
June 25, 2013....................       27,256,355.31         52,329,984.76         47,028,210.03
July 25, 2013....................       25,697,785.81         52,319,249.68         46,995,631.91
August 25, 2013..................       24,156,667.93         52,306,093.04         46,960,394.60
September 25, 2013...............       22,656,037.77         52,281,266.00         46,908,623.00
October 25, 2013.................       21,195,027.68         52,245,084.88         46,840,781.20
November 25, 2013................       19,772,787.78         52,197,859.08         46,757,323.05
December 25, 2013................       18,388,485.55         52,139,891.26         46,658,692.38
January 25, 2014.................       17,041,305.49         52,071,477.46         46,545,323.22
February 25, 2014................       15,730,448.80         51,992,907.24         46,417,639.97
March 25, 2014...................       14,455,133.07         51,904,463.79         46,276,057.58
April 25, 2014...................       13,539,511.71         51,728,175.72         46,009,212.19
May 25, 2014.....................       12,650,425.32         51,545,184.09         45,733,108.88
June 25, 2014....................       11,787,246.09         51,355,712.51         45,448,074.26
July 25, 2014....................       10,949,359.80         51,159,979.32         45,154,427.17
August 25, 2014..................       10,136,165.54         50,958,197.73         44,852,478.81
September 25, 2014...............        9,347,075.43         50,750,575.90         44,542,532.95
October 25, 2014.................        8,581,514.37         50,537,317.06         44,224,886.03
November 25, 2014................        7,838,919.75         50,318,619.62         43,899,827.35
December 25, 2014................        7,118,741.22         50,094,677.27         43,567,639.23
January 25, 2015.................        6,420,440.41         49,865,679.07         43,228,597.14
February 25, 2015................        5,743,490.68         49,631,809.57         42,882,969.84
March 25, 2015...................        5,087,376.90         49,393,248.88         42,531,019.55
April 25, 2015...................        4,706,628.32         49,096,040.49         42,096,521.45
May 25, 2015.....................        4,337,641.47         48,797,235.87         41,660,213.09
June 25, 2015....................        3,980,112.41         48,496,934.41         41,222,237.22
July 25, 2015....................        3,633,744.36         48,195,232.77         40,782,732.57
August 25, 2015..................        3,298,247.54         47,892,224.97         40,341,834.00
September 25, 2015...............        2,973,339.00         47,588,002.42         39,899,672.51
October 25, 2015.................        2,658,742.52         47,282,654.01         39,456,375.40
November 25, 2015................        2,354,188.39         46,976,266.14         39,012,066.31
December 25, 2015................        2,059,413.31         46,668,922.82         38,566,865.35
January 25, 2016.................        1,774,160.24         46,360,705.68         38,120,889.12
February 25, 2016................        1,498,178.24         46,051,694.04         37,674,250.86
March 25, 2016...................        1,231,222.35         45,741,964.99         37,227,060.50
April 25, 2016...................        1,160,497.23         45,400,143.82         36,736,008.68
May 25, 2016.....................        1,091,189.27         45,060,050.98         36,247,941.04
June 25, 2016....................        1,023,270.34         44,721,682.11         35,762,847.41
July 25, 2016....................          956,712.83         44,385,032.70         35,280,717.50
August 25, 2016..................          891,489.70         44,050,098.13         34,801,540.86
September 25, 2016...............          827,574.42         43,716,873.67         34,325,306.94
October 25, 2016.................          764,941.01         43,385,354.47         33,852,005.02
November 25, 2016................          703,563.99         43,055,535.55         33,381,624.27
December 25, 2016................          643,418.38         42,727,411.87         32,914,153.76
January 25, 2017.................          584,479.70         42,400,978.23         32,449,582.43
February 25, 2017................          526,723.95         42,076,229.38         31,987,899.12
March 25, 2017...................          470,127.60         41,753,159.94         31,529,092.55
April 25, 2017...................          411,771.01         41,384,834.41         31,008,499.79
May 25, 2017.....................          354,625.11         41,018,496.58         30,491,268.89
June 25, 2017....................          298,665.29         40,654,139.44         29,977,385.62
July 25, 2017....................          243,867.44         40,291,755.85         29,466,835.66
August 25, 2017..................          190,207.92         39,931,338.62         28,959,604.65
September 25, 2017...............          137,663.56         39,572,880.45         28,455,678.09
October 25, 2017.................           86,211.68         39,216,373.97         27,955,041.43
November 25, 2017................           35,830.02         38,861,811.72         27,457,680.04
December 25, 2017................                0.00         38,503,782.95         26,955,479.24
January 25, 2018.................                0.00         38,133,757.12         26,435,647.47

                                                                                 AGGREGATE TARGETED
DISTRIBUTION DATE                   PLANNED BALANCE ($)   TARGETED BALANCE ($)       BALANCE ($)
-----------------                   -------------------   --------------------   ------------------
February 25, 2018................                0.00         37,766,055.30         25,919,650.21
March 25, 2018...................                0.00         37,400,661.57         25,407,460.26
April 25, 2018...................                0.00         37,037,560.06         24,899,050.63
May 25, 2018.....................                0.00         36,676,735.02         24,394,394.51
June 25, 2018....................                0.00         36,318,170.80         23,893,465.26
July 25, 2018....................                0.00         35,961,851.85         23,396,236.46
August 25, 2018..................                0.00         35,607,762.69         22,902,681.85
September 25, 2018...............                0.00         35,255,887.98         22,412,775.36
October 25, 2018.................                0.00         34,906,212.44         21,926,491.12
November 25, 2018................                0.00         34,558,720.90         21,443,803.41
December 25, 2018................                0.00         34,213,398.28         20,964,686.73
January 25, 2019.................                0.00         33,870,229.59         20,489,115.72
February 25, 2019................                0.00         33,529,199.94         20,017,065.23
March 25, 2019...................                0.00         33,190,294.53         19,548,510.28
April 25, 2019...................                0.00         32,853,498.65         19,083,426.04
May 25, 2019.....................                0.00         32,518,797.69         18,621,787.89
June 25, 2019....................                0.00         32,186,177.11         18,163,571.37
July 25, 2019....................                0.00         31,855,622.48         17,708,752.18
August 25, 2019..................                0.00         31,527,119.45         17,257,306.20
September 25, 2019...............                0.00         31,200,653.76         16,809,209.49
October 25, 2019.................                0.00         30,876,211.24         16,364,438.26
November 25, 2019................                0.00         30,553,777.80         15,922,968.90
December 25, 2019................                0.00         30,233,339.45         15,484,777.97
January 25, 2020.................                0.00         29,914,882.28         15,049,842.17
February 25, 2020................                0.00         29,598,392.46         14,618,138.40
March 25, 2020...................                0.00         29,283,856.25         14,189,643.68
April 25, 2020...................                0.00         28,971,259.99         13,764,335.24
May 25, 2020.....................                0.00         28,660,590.12         13,342,190.43
June 25, 2020....................                0.00         28,351,833.14         12,923,186.78
July 25, 2020....................                0.00         28,044,975.66         12,507,301.97
August 25, 2020..................                0.00         27,740,004.33         12,094,513.84
September 25, 2020...............                0.00         27,436,905.94         11,684,800.39
October 25, 2020.................                0.00         27,135,667.30         11,278,139.77
November 25, 2020................                0.00         26,836,275.35         10,874,510.28
December 25, 2020................                0.00         26,538,717.09         10,473,890.38
January 25, 2021.................                0.00         26,242,979.59         10,076,258.67
February 25, 2021................                0.00         25,949,050.01          9,681,593.92
March 25, 2021...................                0.00         25,656,915.60          9,289,875.03
April 25, 2021...................                0.00         25,366,563.66          8,901,081.07
May 25, 2021.....................                0.00         25,077,981.58          8,515,191.22
June 25, 2021....................                0.00         24,791,156.85          8,132,184.86
July 25, 2021....................                0.00         24,506,077.00          7,752,041.46
August 25, 2021..................                0.00         24,222,729.65          7,374,740.67
September 25, 2021...............                0.00         23,941,102.51          7,000,262.28
October 25, 2021.................                0.00         23,661,183.34          6,628,586.21
November 25, 2021................                0.00         23,382,959.99          6,259,692.52
December 25, 2021................                0.00         23,106,420.38          5,893,561.43
January 25, 2022.................                0.00         22,831,552.50          5,530,173.27
February 25, 2022................                0.00         22,558,344.42          5,169,508.54
March 25, 2022...................                0.00         22,286,784.28          4,811,547.85
April 25, 2022...................                0.00         22,016,860.28          4,456,271.97
May 25, 2022.....................                0.00         21,748,560.72          4,103,661.78
June 25, 2022....................                0.00         21,481,873.93          3,753,698.32
July 25, 2022....................                0.00         21,216,788.35          3,406,362.75
August 25, 2022..................                0.00         20,953,292.46          3,061,636.35
September 25, 2022...............                0.00         20,691,374.82          2,719,500.57
October 25, 2022.................                0.00         20,431,024.07          2,379,936.94
November 25, 2022................                0.00         20,172,228.91          2,042,927.17
December 25, 2022................                0.00         19,914,978.10          1,708,453.07
January 25, 2023.................                0.00         19,659,260.48          1,376,496.57
February 25, 2023................                0.00         19,405,064.95          1,047,039.75
March 25, 2023...................                0.00         19,152,380.47            720,064.80
April 25, 2023...................                0.00         18,901,196.08            395,554.06
May 25, 2023.....................                0.00         18,651,500.88             73,489.95
June 25, 2023....................                0.00         18,403,284.04                  0.00
July 25, 2023....................                0.00         18,156,534.78                  0.00

                                                                                 AGGREGATE TARGETED
DISTRIBUTION DATE                   PLANNED BALANCE ($)   TARGETED BALANCE ($)       BALANCE ($)
-----------------                   -------------------   --------------------   ------------------
August 25, 2023..................                0.00         17,911,242.40                  0.00
September 25, 2023...............                0.00         17,667,396.25                  0.00
October 25, 2023.................                0.00         17,424,985.76                  0.00
November 25, 2023................                0.00         17,184,000.41                  0.00
December 25, 2023................                0.00         16,944,429.75                  0.00
January 25, 2024.................                0.00         16,706,263.39                  0.00
February 25, 2024................                0.00         16,469,490.99                  0.00
March 25, 2024...................                0.00         16,234,102.29                  0.00
April 25, 2024...................                0.00         16,000,087.08                  0.00
May 25, 2024.....................                0.00         15,767,435.22                  0.00
June 25, 2024....................                0.00         15,536,136.61                  0.00
July 25, 2024....................                0.00         15,306,181.23                  0.00
August 25, 2024..................                0.00         15,077,559.11                  0.00
September 25, 2024...............                0.00         14,850,260.34                  0.00
October 25, 2024.................                0.00         14,624,275.07                  0.00
November 25, 2024................                0.00         14,399,593.51                  0.00
December 25, 2024................                0.00         14,176,205.92                  0.00
January 25, 2025.................                0.00         13,954,102.61                  0.00
February 25, 2025................                0.00         13,733,273.98                  0.00
March 25, 2025...................                0.00         13,513,710.45                  0.00
April 25, 2025...................                0.00         13,295,402.51                  0.00
May 25, 2025.....................                0.00         13,078,340.71                  0.00
June 25, 2025....................                0.00         12,862,515.64                  0.00
July 25, 2025....................                0.00         12,647,917.98                  0.00
August 25, 2025..................                0.00         12,434,538.41                  0.00
September 25, 2025...............                0.00         12,222,367.72                  0.00
October 25, 2025.................                0.00         12,011,396.71                  0.00
November 25, 2025................                0.00         11,801,616.25                  0.00
December 25, 2025................                0.00         11,593,017.27                  0.00
January 25, 2026.................                0.00         11,385,590.75                  0.00
February 25, 2026................                0.00         11,179,327.71                  0.00
March 25, 2026...................                0.00         10,974,219.24                  0.00
April 25, 2026...................                0.00         10,770,256.45                  0.00
May 25, 2026.....................                0.00         10,567,430.54                  0.00
June 25, 2026....................                0.00         10,365,732.74                  0.00
July 25, 2026....................                0.00         10,165,154.33                  0.00
August 25, 2026..................                0.00          9,965,686.64                  0.00
September 25, 2026...............                0.00          9,767,321.06                  0.00
October 25, 2026.................                0.00          9,570,049.02                  0.00
November 25, 2026................                0.00          9,373,861.99                  0.00
December 25, 2026................                0.00          9,178,751.51                  0.00
January 25, 2027.................                0.00          8,984,709.15                  0.00
February 25, 2027................                0.00          8,791,726.54                  0.00
March 25, 2027...................                0.00          8,599,795.35                  0.00
April 25, 2027...................                0.00          8,408,907.30                  0.00
May 25, 2027.....................                0.00          8,219,054.15                  0.00
June 25, 2027....................                0.00          8,030,227.72                  0.00
July 25, 2027....................                0.00          7,842,419.87                  0.00
August 25, 2027..................                0.00          7,655,622.50                  0.00
September 25, 2027...............                0.00          7,469,827.56                  0.00
October 25, 2027.................                0.00          7,285,027.04                  0.00
November 25, 2027................                0.00          7,101,212.99                  0.00
December 25, 2027................                0.00          6,918,377.49                  0.00
January 25, 2028.................                0.00          6,736,512.67                  0.00
February 25, 2028................                0.00          6,555,610.70                  0.00
March 25, 2028...................                0.00          6,375,663.79                  0.00
April 25, 2028...................                0.00          6,196,664.21                  0.00
May 25, 2028.....................                0.00          6,018,604.25                  0.00
June 25, 2028....................                0.00          5,841,476.26                  0.00
July 25, 2028....................                0.00          5,665,272.63                  0.00
August 25, 2028..................                0.00          5,489,985.78                  0.00
September 25, 2028...............                0.00          5,315,608.18                  0.00
October 25, 2028.................                0.00          5,142,132.35                  0.00
November 25, 2028................                0.00          4,969,550.84                  0.00
December 25, 2028................                0.00          4,797,856.23                  0.00
January 25, 2029.................                0.00          4,627,041.17                  0.00

                                                                                 AGGREGATE TARGETED
DISTRIBUTION DATE                   PLANNED BALANCE ($)   TARGETED BALANCE ($)       BALANCE ($)
-----------------                   -------------------   --------------------   ------------------
February 25, 2029................                0.00          4,457,098.33                  0.00
March 25, 2029...................                0.00          4,288,020.41                  0.00
April 25, 2029...................                0.00          4,119,800.18                  0.00
May 25, 2029.....................                0.00          3,952,430.42                  0.00
June 25, 2029....................                0.00          3,785,903.97                  0.00
July 25, 2029....................                0.00          3,620,213.68                  0.00
August 25, 2029..................                0.00          3,455,352.48                  0.00
September 25, 2029...............                0.00          3,291,313.31                  0.00
October 25, 2029.................                0.00          3,128,089.14                  0.00
November 25, 2029................                0.00          2,965,673.01                  0.00
December 25, 2029................                0.00          2,804,057.96                  0.00
January 25, 2030.................                0.00          2,643,237.10                  0.00
February 25, 2030................                0.00          2,483,203.55                  0.00
March 25, 2030...................                0.00          2,323,950.49                  0.00
April 25, 2030...................                0.00          2,165,471.11                  0.00
May 25, 2030.....................                0.00          2,007,758.66                  0.00
June 25, 2030....................                0.00          1,850,806.41                  0.00
July 25, 2030....................                0.00          1,694,607.67                  0.00
August 25, 2030..................                0.00          1,539,155.79                  0.00
September 25, 2030...............                0.00          1,384,444.15                  0.00
October 25, 2030.................                0.00          1,230,466.16                  0.00
November 25, 2030................                0.00          1,077,215.27                  0.00
December 25, 2030................                0.00            924,684.96                  0.00
January 25, 2031.................                0.00            772,868.76                  0.00
February 25, 2031................                0.00            621,760.20                  0.00
March 25, 2031...................                0.00            471,352.88                  0.00
April 25, 2031...................                0.00            321,640.40                  0.00
May 25, 2031.....................                0.00            172,616.42                  0.00
June 25, 2031....................                0.00             24,274.61                  0.00
July 25, 2031 and thereafter.....                0.00                  0.00                  0.00

                                THE MORTGAGE POOL

     The following information sets forth certain characteristics of the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.

                                MORTGAGE RATES(1)

                                                                                          WEIGHTED               WEIGHTED
                                                                                          AVERAGE   WEIGHTED     AVERAGE
                                                               PERCENT      AVERAGE      REMAINING   AVERAGE     ORIGINAL
                                NUMBER OF      AGGREGATE         OF        PRINCIPAL      TERM TO     FICO    LOAN-TO-VALUE
                                 MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE       MATURITY   CREDIT       RATIO
MORTGAGE RATE (%)                 LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)   (MONTHS)    SCORE        (%)
-----------------               ---------  -----------------  --------  ---------------  ---------  --------  -------------
5.180 ........................       1      $    479,992.00      0.08%      479,992.00      360        685        80.00
5.430 ........................       3         1,592,384.49      0.27       530,794.83      359        668        79.90
5.500 ........................       1           488,000.00      0.08       488,000.00      360        631        70.72
5.555 ........................       6         3,267,506.00      0.55       544,584.33      360        692        78.68
5.680 ........................      17        10,615,798.24      1.79       624,458.72      360        717        78.22
5.750 ........................       2         2,513,000.00      0.42     1,256,500.00      360        757        58.17
5.805 ........................      30        19,091,610.10      3.23       636,387.00      360        719        79.72
5.875 ........................       3         1,978,000.00      0.33       659,333.33      360        664        67.04
5.905 ........................       1           499,500.00      0.08       499,500.00      360        636        90.00
5.930 ........................      84        54,159,205.42      9.16       644,752.45      360        708        79.12
6.000 ........................       8         7,073,956.71      1.20       884,244.59      360        733        63.92
6.030 ........................       1           463,845.00      0.08       463,845.00      360        632        86.70
6.055 ........................     104        66,213,518.90     11.19       636,668.45      360        708        78.93
6.125 ........................      17        10,400,756.91      1.76       611,809.23      358        688        60.11
6.155 ........................       1           465,000.00      0.08       465,000.00      360        644        86.92
6.180 ........................     110        62,985,147.68     10.65       572,592.25      360        717        79.23
6.250 ........................      55        43,167,332.71      7.30       784,860.59      360        706        63.32
6.280 ........................       1           445,500.00      0.08       445,500.00      360        649        90.00
6.305 ........................      48        28,886,182.00      4.88       601,795.46      360        706        79.46
6.375 ........................      53        38,700,174.98      6.54       730,191.98      360        705        64.19
6.430 ........................      50        28,525,987.14      4.82       570,519.74      360        702        79.31
6.490 ........................       1           517,500.00      0.09       517,500.00      360        760        90.00
6.500 ........................      48        36,364,948.01      6.15       757,603.08      360        710        66.55
6.555 ........................      55        33,793,880.00      5.71       614,434.18      360        695        79.03
6.585 ........................       1           500,000.00      0.08       500,000.00      360        628        83.33
6.625 ........................      19        15,218,683.06      2.57       800,983.32      360        711        65.85
6.680 ........................      14         9,349,468.18      1.58       667,819.16      360        707        78.62

                                                                                          WEIGHTED               WEIGHTED
                                                                                          AVERAGE   WEIGHTED     AVERAGE
                                                               PERCENT      AVERAGE      REMAINING   AVERAGE     ORIGINAL
                                NUMBER OF      AGGREGATE         OF        PRINCIPAL      TERM TO     FICO    LOAN-TO-VALUE
                                 MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE       MATURITY   CREDIT       RATIO
MORTGAGE RATE (%)                 LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)   (MONTHS)    SCORE        (%)
-----------------               ---------  -----------------  --------  ---------------  ---------  --------  -------------
6.750 ........................      29        23,611,550.00      3.99       814,191.38      360        711        66.77
6.805 ........................      11         7,298,000.00      1.23       663,454.55      360        706        79.49
6.875 ........................      22        17,457,317.28      2.95       793,514.42      360        706        67.46
6.930 ........................       9         4,441,072.00      0.75       493,452.44      360        682        79.56
7.000 ........................       6         6,251,057.37      1.06     1,041,842.90      360        714        71.17
7.055 ........................       3         1,737,600.00      0.29       579,200.00      359        680        80.00
7.060 ........................       1           527,396.25      0.09       527,396.25      355        796        90.00
7.125 ........................       3         1,569,160.00      0.27       523,053.33      360        701        84.29
7.180 ........................       8         5,059,350.00      0.86       632,418.75      360        696        79.02
7.250 ........................       3         1,972,200.00      0.33       657,400.00      360        692        71.51
7.305 ........................       7         4,269,600.00      0.72       609,942.86      359        716        79.31
7.370 ........................       1           572,950.00      0.10       572,950.00      356        622        89.98
7.375 ........................       4         2,387,500.00      0.40       596,875.00      360        722        67.99
7.430 ........................       8         4,963,771.77      0.84       620,471.47      359        708        78.24
7.500 ........................       6         5,141,511.10      0.87       856,918.52      360        692        78.04
7.555 ........................      11         7,611,818.19      1.29       691,983.47      358        705        79.54
7.625 ........................       1           742,000.00      0.13       742,000.00      360        677        70.00
7.680 ........................       2         1,335,613.51      0.23       667,806.76      358        712        79.76
7.750 ........................       2         1,093,500.00      0.18       546,750.00      360        742        90.00
7.805 ........................       2         1,399,900.00      0.24       699,950.00      359        685        80.00
7.875 ........................       3         2,395,000.00      0.40       798,333.33      359        702        78.34
7.930 ........................       1           584,000.00      0.10       584,000.00      359        709        80.00
8.000 ........................       2         2,791,535.68      0.47     1,395,767.84      360        709        74.46
8.055 ........................       1           483,560.00      0.08       483,560.00      356        712        80.00
8.180 ........................       3         1,984,000.00      0.34       661,333.33      359        726        79.84
8.250 ........................       1         1,000,000.00      0.17     1,000,000.00      359        728        66.71
8.305 ........................       1           513,890.30      0.09       513,890.30      358        728        75.00
8.375 ........................       1         1,211,000.00      0.20     1,211,000.00      360        771        70.00
8.500 ........................       1         1,000,000.00      0.17     1,000,000.00      360        684        68.97
8.555 ........................       1           584,000.00      0.10       584,000.00      360        695        80.00

                                                                                          WEIGHTED               WEIGHTED
                                                                                          AVERAGE   WEIGHTED     AVERAGE
                                                               PERCENT      AVERAGE      REMAINING   AVERAGE     ORIGINAL
                                NUMBER OF      AGGREGATE         OF        PRINCIPAL      TERM TO     FICO    LOAN-TO-VALUE
                                 MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE       MATURITY   CREDIT       RATIO
MORTGAGE RATE (%)                 LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)   (MONTHS)    SCORE        (%)
-----------------               ---------  -----------------  --------  ---------------  ---------  --------  -------------
8.680 ........................       1           550,000.00      0.09       550,000.00      360        664        80.00
8.750 ........................       1           525,000.00      0.09       525,000.00      360        719        73.94
8.875 ........................       1           650,000.00      0.11       650,000.00      360        717        67.99
                                   ---      ---------------    ------
   TOTAL .....................     891      $591,471,730.98    100.00%
                                   ===      ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (net of such premiums) was approximately 6.404% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.603% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                 WEIGHTED               WEIGHTED
                                                                           AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     AVERAGE
                                                               PERCENT    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     ORIGINAL
RANGE OF                        NUMBER OF      AGGREGATE         OF        BALANCE    MORTGAGE   TERM TO     FICO    LOAN-TO-VALUE
CURRENT MORTGAGE LOAN            MORTGAGE  PRINCIPAL BALANCE  MORTGAGE   OUTSTANDING    RATE     MATURITY   CREDIT       RATIO
PRINCIPAL BALANCES ($)            LOANS       OUTSTANDING       LOANS        ($)         (%)     (MONTHS)    SCORE        (%)
----------------------          ---------  -----------------  --------  ------------  --------  ---------  --------  -------------
  400,000.01 -   450,000.00 ..     112      $ 48,804,988.79      8.25%    435,758.83    6.605      360        704        77.28
  450,000.01 -   500,000.00 ..     171        81,521,669.30     13.78     476,734.91    6.530      360        697        76.56
  500,000.01 -   550,000.00 ..     127        66,427,791.30     11.23     523,053.47    6.642      360        701        75.53
  550,000.01 -   600,000.00 ..     107        61,720,475.51     10.44     576,826.87    6.608      360        700        78.19
  600,000.01 -   650,000.00 ..     104        65,888,372.21     11.14     633,542.04    6.562      360        708        76.25
  650,000.01 -   700,000.00 ..      36        24,350,224.45      4.12     676,395.12    6.682      360        715        74.54
  700,000.01 -   750,000.00 ..      41        29,675,485.00      5.02     723,792.32    6.675      360        695        72.41
  750,000.01 - 1,000,000.00 ..     115       100,987,305.38     17.07     878,150.48    6.670      360        707        71.89
1,000,000.01 - 1,500,000.00 ..      58        73,086,522.06     12.36   1,260,112.45    6.550      360        721        69.94
1,500,000.01 - 2,000,000.00 ..      15        27,166,396.98      4.59   1,811,093.13    6.440      360        731        69.04
2,000,000.01 and Above .......       5        11,842,500.00      2.00   2,368,500.00    6.847      360        747        68.74
                                   ---      ---------------    ------
   TOTAL .....................     891      $591,471,730.98    100.00%
                                   ===      ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans was approximately $663,829.

                              FICO CREDIT SCORES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE      WEIGHTED  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
RANGE OF FICO                MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT       RATIO
CREDIT SCORES                 LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE        (%)
-------------               ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
619 and Below.............       4      $  2,654,628.93      0.45%     663,657.23      6.742      360        614        69.00
620 - 639.................      74        42,310,603.12      7.15      571,764.91      6.509      360        630        76.68
640 - 659.................      61        34,483,825.85      5.83      565,308.62      6.405      360        649        74.89
660 - 679.................     115        75,817,987.28     12.82      659,286.85      6.658      360        670        73.07
680 - 699.................     210       138,489,221.18     23.41      659,472.48      6.655      360        689        74.97
700 - 719.................     133        89,948,838.93     15.21      676,307.06      6.685      360        709        74.36
720 and Above.............     294       207,766,625.69     35.13      706,689.20      6.562      360        759        73.56
                               ---      ---------------    ------
   TOTAL..................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 707.

                             DOCUMENTATION PROGRAMS

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE      WEIGHTED  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT       RATIO
TYPE OF PROGRAM               LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE        (%)
---------------             ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
Full/Alternative..........     212      $141,527,156.98     23.93%      667,580.93     6.466      360        676        74.63
Preferred.................      28        18,022,512.31      3.05       643,661.15     6.344      360        765        71.49
Reduced...................     650       430,909,561.69     72.85       662,937.79     6.659      360        715        74.21
Streamlined...............       1         1,012,500.00      0.17     1,012,500.00     6.375      360        660        75.00
                               ---      ---------------    ------
   TOTAL..................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE      WEIGHTED  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
RANGE OF ORIGINAL            MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT       RATIO
LOAN-TO-VALUE RATIOS (%)      LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE        (%)
------------------------    ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
50.00 or Less.............      24      $ 20,086,633.27      3.40%     836,943.05      6.341      359        731        42.69
50.01 - 55.00.............      20        14,127,368.24      2.39      706,368.41      6.346      360        708        52.85
55.01 - 60.00.............      15        13,412,300.00      2.27      894,153.33      6.353      360        724        58.44
60.01 - 65.00.............      32        25,444,369.46      4.30      795,136.55      6.470      360        699        63.28
65.01 - 70.00.............      98        82,661,704.79     13.98      843,486.78      6.626      360        713        68.58
70.01 - 75.00.............     116        87,397,179.40     14.78      753,423.96      6.661      360        701        73.46
75.01 - 80.00.............     565       337,636,912.40     57.08      597,587.46      6.619      360        707        79.57
80.01 - 85.00.............       4         1,942,000.00      0.33      485,500.00      6.531      360        632        84.07
85.01 - 90.00.............      16         8,314,103.42      1.41      519,631.46      6.963      359        681        89.64
90.01 - 95.00.............       1           449,160.00      0.08      449,160.00      7.125      360        629        95.00
                               ---      ---------------    ------
   TOTAL..................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 74.23%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE      WEIGHTED  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
RANGE OF ORIGINAL COMBINED   MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT       RATIO
LOAN-TO-VALUE RATIOS (%)      LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE        (%)
------------------------    ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
50.00 or Less.............      23      $ 19,581,633.27      3.31%     851,375.36      6.343      359        732        42.70
50.01 - 55.00.............      19        13,382,368.24      2.26      704,335.17      6.363      360        703        52.49
55.01 - 60.00.............      14        11,487,300.00      1.94      820,521.43      6.286      360        727        58.46
60.01 - 65.00.............      28        20,859,969.46      3.53      744,998.91      6.488      360        698        63.60
65.01 - 70.00.............      82        69,879,683.55     11.81      852,191.26      6.534      360        712        67.91
70.01 - 75.00.............      94        71,707,112.90     12.12      762,841.63      6.620      360        698        73.19
75.01 - 80.00.............     287       184,526,596.28     31.20      642,949.81      6.496      360        705        78.64
80.01 - 85.00.............      23        13,775,860.00      2.33      598,950.43      6.568      360        682        77.94
85.01 - 90.00.............     114        69,931,472.36     11.82      613,433.97      6.773      360        703        79.69
90.01 - 95.00.............      56        33,638,117.49      5.69      600,680.67      6.876      360        706        79.07
95.01 - 100.00............     151        82,701,617.43     13.98      547,692.83      6.808      360        720        79.28
                               ---      ---------------    ------
   TOTAL..................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans was approximately 79.57%.

(2) Takes into account any secondary financing on the mortgage loans that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE      WEIGHTED  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT       RATIO
STATE                         LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE        (%)
-----                       ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
California ...............     389      $246,543,297.22     41.68%     633,787.40      6.537      360        704        74.57
Colorado .................      18        12,900,660.00      2.18      716,703.33      6.732      360        711        69.48
Florida ..................      54        38,464,359.88      6.50      712,302.96      6.638      360        722        73.12
Illinois .................      29        20,900,828.04      3.53      720,718.21      7.249      360        725        74.24
Maryland .................      38        24,941,444.00      4.22      656,353.79      6.457      360        699        75.47
New Jersey ...............      31        18,697,070.48      3.16      603,131.31      6.652      360        683        73.35
New York .................      67        43,879,193.34      7.42      654,913.33      6.507      360        720        72.19
Texas ....................      28        18,183,307.37      3.07      649,403.83      6.689      360        701        73.61
Virginia .................      35        21,463,084.20      3.63      613,230.98      6.473      360        701        75.45
Washington ...............      22        15,280,650.00      2.58      694,575.00      6.509      360        714        74.48
Other (less than 2%) .....     180       130,217,836.45     22.02      723,432.42      6.674      360        708        74.82
                               ---      ---------------    ------
   TOTAL .................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

----------
(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.581% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE      WEIGHTED  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT       RATIO
LOAN PURPOSE                  LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE        (%)
------------                ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
Refinance (Cash-Out) .....     331      $216,818,335.72     36.66%     655,040.29      6.633      360        695        73.02
Purchase .................     347       226,368,145.37     38.27      652,357.77      6.607      360        719        76.61
Refinance (Rate/Term) ....     213       148,285,249.89     25.07      696,174.88      6.551      360        707        72.36
                               ---      ---------------    ------
   TOTAL .................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE      WEIGHTED  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT       RATIO
PROPERTY TYPE                 LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE        (%)
-------------               ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
2 to 4 Family Residence...      37      $ 28,124,172.20      4.75%       760,112.76    6.619      360        723        73.49
Co-operative..............       3         3,373,750.00      0.57      1,124,583.33    6.528      360        750        68.23
High-rise Condominium.....      74        50,249,197.55      8.50        679,043.21    6.457      360        745        74.66
Low-rise Condominium......      36        21,818,125.00      3.69        606,059.03    6.643      360        722        77.58
Planned Unit Development..     186       126,382,409.49     21.37        679,475.32    6.551      360        701        74.31
Single Family Residence...     555       361,524,076.74     61.12        651,394.73    6.638      360        702        74.05
                               ---      ---------------    ------
   TOTAL..................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                                                AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE      WEIGHTED  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE      MORTGAGE   MATURITY   CREDIT       RATIO
OCCUPANCY TYPE                LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE        (%)
--------------              ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
Investment Property ......      64      $ 38,502,808.43      6.51%     601,606.38      6.784      360        727        73.70
Primary Residence ........     777       512,247,717.29     86.61      659,263.47      6.591      360        703        74.49
Secondary Residence ......      50        40,721,205.26      6.88      814,424.11      6.573      360        739        71.49
                               ---      ---------------    ------
   TOTAL .................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                     WEIGHTED              WEIGHTED
                                                                                      AVERAGE  WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE       CURRENT   AVERAGE    ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL     MORTGAGE    FICO    LOAN-TO-VALUE
REMAINING TERM               MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE        RATE     CREDIT       RATIO
TO MATURITY (MONTHS)          LOANS       OUTSTANDING       LOANS   OUTSTANDING ($)     (%)      SCORE        (%)
--------------------        ---------  -----------------  --------  ---------------  --------  --------  -------------
360 ......................     799      $529,385,182.00     89.50%     662,559.68      6.561      707         74.21
359 ......................      72        49,828,411.37      8.42      692,061.27      6.859      709         74.37
358 ......................      13         7,350,932.24      1.24      565,456.33      7.476      711         77.45
357 ......................       1           599,900.00      0.10      599,900.00      8.125      684         80.00
356 ......................       2         1,056,510.00      0.18      528,255.00      8.036      663         85.41
355 ......................       1           527,396.25      0.09      527,396.25      7.500      796         90.00
354 ......................       1           501,208.00      0.08      501,208.00      7.875      692         80.00
353 ......................       1         1,589,709.01      0.27    1,589,709.01      6.500      761         45.71
334 ......................       1           632,482.11      0.11      632,482.11      6.125      638         70.96
                               ---      ---------------    ------
   TOTAL .................     891      $591,471,730.98    100.00%
                               ===      ===============    ======


----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                     WEIGHTED   WEIGHTED               WEIGHTED
                                                                                      AVERAGE   AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE       CURRENT  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL     MORTGAGE   TERM TO     FICO    LOAN-TO-VALUE
INTEREST-ONLY PERIOD         MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE        RATE     MATURITY   CREDIT       RATIO
(MONTHS)                      LOANS       OUTSTANDING      LOANS    OUTSTANDING ($)     (%)     (MONTHS)    SCORE        (%)
--------------------        ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
0 ........................     435      $296,060,962.93     50.05%     680,599.91      6.553      360        705        73.08
120 ......................     456       295,410,768.05     49.95      647,830.63      6.653      360        710        75.38
                               ---      ---------------    ------
   TOTAL .................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                     WEIGHTED   WEIGHTED               WEIGHTED
                                                                                      AVERAGE   AVERAGE   WEIGHTED     AVERAGE
                                                           PERCENT      AVERAGE       CURRENT  REMAINING   AVERAGE     ORIGINAL
                            NUMBER OF      AGGREGATE         OF        PRINCIPAL     MORTGAGE   TERM TO     FICO    LOAN-TO-VALUE
PREPAYMENT CHARGE            MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE        RATE     MATURITY   CREDIT       RATIO
PERIOD (MONTHS)               LOANS       OUTSTANDING      LOANS    OUTSTANDING ($)     (%)     (MONTHS)    SCORE        (%)
--------------------        ---------  -----------------  --------  ---------------  --------  ---------  --------  -------------
0 ........................     866      $575,417,305.14     97.29%     664,454.16      6.607      360        708        74.28
6 ........................       2         1,866,000.00      0.32      933,000.00      6.311      360        712        63.48
12 .......................       1           424,000.00      0.07      424,000.00      7.250      360        689        80.00
36 .......................       6         3,196,975.84      0.54      532,829.31      6.648      359        713        74.40
60 .......................      16        10,567,450.00      1.79      660,465.63      6.393      360        685        73.14
                               ---      ---------------    ------
   TOTAL .................     891      $591,471,730.98    100.00%
                               ===      ===============    ======

                                                                         ANNEX I

        AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE
                               CERTIFICATES(1)(2)

 CLASSES OF DEPOSITABLE CERTIFICATES
-------------------------------------              RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
CLASSES OF                              -----------------------------------------------------------------
DEPOSITABLE      ORIGINAL CERTIFICATE   CLASSES OF EXCHANGEABLE     MAXIMUM ORIGINAL
CERTIFICATES            BALANCE               CERTIFICATES        CERTIFICATE BALANCE   PASS-THROUGH RATE
------------     --------------------   -----------------------   -------------------   -----------------
           Recombination 1
Class A-1            $ 70,965,794             Class A-20              $ 70,965,794              5.75%
Class A-9 (3)        $  2,956,908

           Recombination 2
Class A-1            $ 70,965,794             Class A-21              $ 70,965,794              6.00%
Class A-9 (3)        $  5,913,816

           Recombination 3
Class A-2            $163,237,909             Class A-22              $163,237,909              5.75%
Class A-3 (3)        $  6,801,580

           Recombination 4
Class A-2            $163,237,909             Class A-23              $163,237,909              6.00%
Class A-3 (3)        $ 13,603,159

           Recombination 5
Class A-18           $  7,408,466             Class A-24              $  7,408,466           Floating
Class A-13 (3)       $ 44,450,793

           Recombination 6
Class A-19           $  5,307,409             Class A-25              $ 57,166,668              6.00%
Class A-18           $  7,408,466
Class A-12           $ 44,450,793
Class A-13 (3)       $ 44,450,793

           Recombination 7
Class A-16           $ 24,879,304             Class A-26              $174,155,126              6.00%
Class A-14           $149,275,822
Class A-15 (3)       $149,275,822

           Recombination 8
Class A-8            $  3,500,000             Class A-27              $  3,500,000           Floating
Class A-5 (3)        $ 21,000,000

           Recombination 9

 CLASSES OF DEPOSITABLE CERTIFICATES
-------------------------------------              RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
CLASSES OF                              -----------------------------------------------------------------
DEPOSITABLE      ORIGINAL CERTIFICATE   CLASSES OF EXCHANGEABLE     MAXIMUM ORIGINAL
CERTIFICATES            BALANCE               CERTIFICATES        CERTIFICATE BALANCE   PASS-THROUGH RATE
------------     --------------------   -----------------------   -------------------   -----------------
Class A-16           $ 24,879,304             Class A-28              $ 24,879,304           Floating
Class A-15 (3)       $149,275,822

           Recombination 10
Class A-14           $149,275,822             Class A-29              $149,275,822           Floating
Class A-15 (3)       $149,275,822             Class A-30 (3)          $149,275,822           Floating

           Recombination 11
Class A-14           $149,275,822             Class A-32              $149,275,822           Floating
Class A-15 (3)       $149,275,822             Class A-33 (3)          $149,275,822           Floating

           Recombination 12
Class A-16           $ 24,879,304             Class A-31              $ 24,879,304           Floating
Class A-14           $149,275,822             Class A-29              $149,275,822           Floating
Class A-15 (3)       $149,275,822

           Recombination 13
Class A-16           $ 24,879,304             Class A-34              $ 24,879,304           Floating
Class A-14           $149,275,822             Class A-32              $149,275,822           Floating
Class A-15 (3)       $149,275,822

           Recombination 14
Class A-14           $149,275,822             Class A-35              $149,275,822           Floating
Class A-15 (3)       $149,275,822             Class A-36 (3)          $149,275,822           Floating

           Recombination 15
Class A-16           $ 24,879,304             Class A-37              $ 24,879,304           Floating
Class A-14           $149,275,822             Class A-35              $149,275,822           Floating
Class A-15 (3)       $149,275,822

           Recombination 16
Class A-14           $149,275,822             Class A-38              $149,275,822           Floating
Class A-15 (3)       $149,275,822             Class A-39 (3)          $149,275,822           Floating

           Recombination 17
Class A-16           $ 24,879,304             Class A-40              $ 24,879,304           Floating

 CLASSES OF DEPOSITABLE CERTIFICATES
-------------------------------------              RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
CLASSES OF                              -----------------------------------------------------------------
DEPOSITABLE      ORIGINAL CERTIFICATE   CLASSES OF EXCHANGEABLE     MAXIMUM ORIGINAL
CERTIFICATES            BALANCE               CERTIFICATES        CERTIFICATE BALANCE   PASS-THROUGH RATE
------------     --------------------   -----------------------   -------------------   -----------------
Class A-14           $149,275,822             Class A-38              $149,275,822           Floating
Class A-15 (3)       $149,275,822

           Recombination 18
Class A-14           $149,275,822             Class A-41              $149,275,822           Floating
Class A-15 (3)       $149,275,822             Class A-42 (3)          $149,275,822           Floating

           Recombination 19
Class A-16           $ 24,879,304             Class A-43              $ 24,879,304           Floating
Class A-14           $149,275,822             Class A-41              $149,275,822           Floating
Class A-15 (3)       $149,275,822

           Recombination 20
Class A-16           $ 11,482,755             Class A-44              $160,758,577           Floating
Class A-14           $149,275,822             Class A-45 (3)          $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 21
Class A-16           $ 24,879,304             Class A-46              $ 13,396,549           Floating
Class A-14           $149,275,822             Class A-44              $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 22
Class A-16           $ 11,482,755             Class A-47              $160,758,577           Floating
Class A-14           $149,275,822             Class A-48 (3)          $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 23
Class A-16           $ 11,482,755             Class A-50              $160,758,577           Floating
Class A-14           $149,275,822             Class A-51 (3)          $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 24

 CLASSES OF DEPOSITABLE CERTIFICATES
-------------------------------------              RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
CLASSES OF                              -----------------------------------------------------------------
DEPOSITABLE      ORIGINAL CERTIFICATE   CLASSES OF EXCHANGEABLE     MAXIMUM ORIGINAL
CERTIFICATES            BALANCE               CERTIFICATES        CERTIFICATE BALANCE   PASS-THROUGH RATE
------------     --------------------   -----------------------   -------------------   -----------------
Class A-16           $ 11,482,755             Class A-53              $160,758,577           Floating
Class A-14           $149,275,822             Class A-54 (3)          $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 25
Class A-16           $ 11,482,755             Class A-56              $160,758,577           Floating
Class A-14           $149,275,822             Class A-57 (3)          $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 26
Class A-16           $ 11,482,755             Class A-59              $160,758,577           Floating
Class A-14           $149,275,822             Class A-60 (3)          $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 27
Class A-16           $ 24,879,304             Class A-52              $ 13,396,549           Floating
Class A-14           $149,275,822             Class A-50              $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 28
Class A-16           $ 24,879,304             Class A-49              $ 13,396,549           Floating
Class A-14           $149,275,822             Class A-47              $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 29
Class A-16           $ 24,879,304             Class A-55              $ 13,396,549           Floating
Class A-14           $149,275,822             Class A-53              $160,758,577           Floating
Class A-15 (3)       $149,275,822

           Recombination 30
Class A-16           $ 24,879,304             Class A-58              $ 13,396,549           Floating
Class A-14           $149,275,822             Class A-56              $160,758,577           Floating
Class A-15 (3)       $149,275,822

 CLASSES OF DEPOSITABLE CERTIFICATES
-------------------------------------              RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
CLASSES OF                              -----------------------------------------------------------------
DEPOSITABLE      ORIGINAL CERTIFICATE   CLASSES OF EXCHANGEABLE     MAXIMUM ORIGINAL
CERTIFICATES            BALANCE               CERTIFICATES        CERTIFICATE BALANCE   PASS-THROUGH RATE
------------     --------------------   -----------------------   -------------------   -----------------

           Recombination 31
Class A-16           $ 24,879,304             Class A-61              $ 13,396,549           Floating
Class A-14           $149,275,822             Class A-59              $160,758,577           Floating
Class A-15 (3)       $149,275,822

(1) Except for Recombination 6, Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex
     I. In any exchange, including Recombination 6, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2) If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates-- Book-Entry Certificates; Denominations" in this free writing prospectus.

(3) This class of certificates is a class of interest-only notional amount certificates. The notional amount reflected in the table represents the maximum initial notional amount for this class of certificates.